Exhibit 10.2

* Certain schedules, exhibits, and attachments to this Exhibit 10.2 have been omitted pursuant to Item 601(a)(5) of Regulation S-K. See list of omitted attachments after the Authorized Signatures to this Master Subcontract. The Company agrees to furnish supplementally a copy of any omitted schedule, exhibit, or attachment to the Securities and Exchange Commission upon request.

INDEFINITE DELIVERY / INDEFINITE QUANTITY MASTER SUBCONTRACT (IDIQM)

Master Subcontract No. 96093-000-00	Effective Date: August 11, 2026

Issued By:	Subcontractor:
Hanford Tank Waste Operations & Closure, LLC (H2C)	PermaFix Environmental Services, Inc.
P.O. Box 850	8302 Dunwoody Place STE 250
Richland, WA 99352	Atlanta, GA 30350

This Master Subcontract is effective as of August 11, 2026, between Hanford Tank Waste Operations & Closure LLC (H2C) (BUYER) and PermaFix Environmental Services, Inc. (SUBCONTRACTOR) who hereby agree that all Services specified below, which is a portion of the goods and services to be provided by H2C for the United States Department of Energy (DOE), shall be performed by the SUBCONTRACTOR in accordance with all the provisions of the IDIQ Master Subcontract and the subsequent Task Orders issued.

1.	Services to be Performed:

Except as specified elsewhere in the Master Subcontract, the SUBCONTRACTOR shall provide all services necessary for the disposal of mixed low-level waste [pretreated liquid waste (PTW)].

2.	Subcontract Type: Indefinite Delivery/Indefinite Quantity (IDIQ) with fixed price-per-gallon unit prices.

3.	IDIQ Indefinite Quantity Requirements:

(a)	This is an indefinite delivery/indefinite-quantity Master Subcontract for the services specified, and effective for the ordering period stated in this Master Subcontract. The quantities of services specified are not purchased by signing this Master Subcontract. Notwithstanding this Master Subcontract terms, conditions and provisions, future Task Orders which will include the work scope, deliverables, period of performance, and funding for a specific project will be standalone contracts.

●	The total minimum quantity of liquid mixed low-level waste (PTW) that H2C is required to order to be grouted and disposed: is 400 gallons.

●	The total maximum quantity of liquid mixed low-level waste (PTW) that H2C may order to be grouted and disposed is 50,000,000 gallons.

(b)	Delivery or performance of work by the SUBCONTRACTOR shall be executed only as authorized by Task Orders issued in accordance with the Ordering clause in this Master Subcontract. The SUBCONTRACTOR shall be required to perform services as specified in each Task Order. Acceptable quantity variation will be established in each Task Order. Each Task Order will specify both a quantity for services, and acceptable quantity variation. The SUBCONTRACTOR is obligated to fulfill these quantities as ordered.

The quantity of each Task Order(s) issued under this Master Subcontract counts towards the total estimated maximum quantity identified in (a) of 50,000,000 gallons. The total cumulative quantities of all Task Orders issued across all Master Subcontract holders shall not exceed the Master Subcontract maximum quantity.

(c)	Except for any limitations on quantities in the Order Limitations clause below or designated elsewhere in the Master Subcontract, there is no limit on the number, if any, of Task Orders that may be issued.

(d)	Performance of all Task Orders issued before the end of the Master Subcontract ordering period shall not exceed five (5) years beyond the end of the Master Subcontract ordering period. The Master Subcontract shall govern the SUBCONTRACTOR’s and H2C’s rights and obligations with respect to that Task Order to the same extent as if the Task Order were completed during the Master Subcontract’s ordering period.

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Ordering:

(a)	Any services to be furnished under this Master Subcontract shall be ordered by issuance of Task Orders by the individual(s) designated in the Authorized Procurement Personnel section below. Such Task Orders may be issued from the effective date of Master Subcontract award through the end of Ordering Period of the Master Subcontract.

(b)	All Task Orders are subject to the terms, conditions and provisions of this Master Subcontract. In the event of conflict between a Task Order and this Master Subcontract, the Master Subcontract shall control.

(c)	A Task Order is considered “issued” when:

(1)	Sent electronically, H2C either:

(i)	Posts a copy of the Task Order to the designated H2C document access system (e.g., Web Sites, FTP Servers, etc.), and notice is sent to the Subcontractor; or

(ii)	Distributes the Task Order via email to the Subcontractor’s email address.

(d)	Task Orders may be issued by methods other than those enumerated in this clause only if authorized in the Master Subcontract.

(e)	The Ordering Procedure applicable to this Master Subcontract is provided in Attachment 04, Task Order Ordering Procedure, and is hereby incorporated by reference in its entirety. All Task Orders issued under this Master Subcontract shall be requested, negotiated, authorized, and administered in accordance with the Ordering Procedure contained in that attachment.

Order Limitations:

(a)	Minimum order. H2C is not obligated to issue, and the Subcontractor is not obligated to accept any order for less than the minimum quantity specified in each individual Task Order(s). The minimum quantity for each Task Order(s) issued under the Master Subcontract is 300 gallons to be calculated based on the established pricing schedule.

(b)	Maximum order. The maximum quantity under each Task Order(s) issued under the Master Subcontract is 3,000,000 gallons, the value of which is to be calculated based on the established pricing schedule. Notwithstanding the maximum order stated in this paragraph, H2C may issue, and the Subcontractor shall accept any Task Order exceeding the maximum order limitations in this paragraph, unless the Subcontractor provides written notice to the H2C Authorized Procurement Representative within 14 calendar days after Task Order issuance. The Subcontractor’s written notice shall explicitly state the Subcontractor’s intent to not accept the Task Order and the reasons. Upon receiving this notice, H2C may acquire the services from another source.

4.	Ordering Period, The Master Subcontract Ordering Period is effective January 1, 2027, and extends through December 31, 2041.

a)	Issuance of Task Orders will not occur beyond the end of the Master Subcontract Ordering Period.

b)	Each Task Order issued by the H2C Authorized Procurement Representative will identify a period of performance specific to that Task Order.

5.	Maximum Value: $4,367,300,000.00*

*The authorized cumulative Maximum Value shown above shall not be exceeded. This is the cumulative total of all Task Order across all Master Subcontract holders.

6.	Compensation: H2C will compensate SUBCONTRACTOR in accordance with the prices set forth in the attached Compensation Schedule, consistent with the payment provisions of this Master Subcontract, unless otherwise negotiated. Sales tax must be listed as a separate line item on the invoice per the General Invoice Requirements specified in the applicable Provisions incorporated in the List of Attachments to this Master Subcontract.

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7.	Invoicing and Payment: As stated in Article 17.0, Invoicing and Payment, of Commercial Provisions, Terms of Payment, of Supplemental Provisions, payment will be made within 30 calendar days after receipt of a properly prepared invoice unless otherwise agreed to between SUBCONTRACTOR and H2C.

8.	Authorized Personnel: Only the following named H2C individuals are authorized to make changes to this document:

Bryan Tinnin, Procurement Specialist

Michael L. Mackison, Procurement Specialist

Shawn Foster, Construction Procurement Manager

9.	Designation of Technical Representative: H2C hereby designates the following as the Buyer’s Technical Representative (BTR), for this Master Subcontract:

Name: Robert D. Lee

Phone: 509 376-5644

Email: robert_d_lee@rl.gov

10.	Incorporation by Reference of Representations and Certifications: The SUBCONTRACTOR’s representations and certifications, including those completed electronically via the System for Award Management (SAM), are herein incorporated by reference into the Master Subcontract.

11.	SPECIAL PROVISIONS:

11.1	Non-Conforming Waste or Material

For radioactive waste or material being shipped to one of PERMA-FIX’s Washington or Tennessee facilities and pursuant to the requirements of their State Radioactive Material Licenses, BUYER represents and warrants that it has been authorized by and on behalf of the generating facility (i.e., the facility shipping radioactive waste or material to PERMA-FIX facilities) to accept return of any radioactive waste or material shipped under this Agreement, processed or unprocessed, upon the request of the SUBCONTRACTOR and/or a state or federal hazardous waste, mixed waste or radioactive material regulatory agency, including but not limited to, the Tennessee Department of Environment and Conservation the Washington State Department of Health, and the United States Environmental Protection Agency. BUYER represents, warrants, and promises (a) the generating facility is located in a State or Compact that is a signatory to the Interregional Access Agreement for Waste Management or (b) assurances shall be obtained from the appropriate state governor’s office, the state radiation control program and/or the appropriate Compact official, if any, for such return of generating facility waste or materials shipped under this Agreement. SUBCONTRACTOR reserves the right to review and approve the conformance with the above requirements in advance of shipment authorization and receipt.

11.2	Non-Conforming Waste or Material

The SUBCONTRATOR will notify BUYER of any waste or material that is non-conforming as to the descriptions provided in BUYER’s Profile Form(s) or that do not meet the requirements of a SUBCONTRATOR facility acceptance criteria, radioactive materials license, solid waste permit, hazardous waste permit, or other regulatory requirements upon discovery of said non-conformance. Within seven (7) business days after SUBCONTRATOR notifies the BUYER in writing regarding SUBCONTRATOR’s receipt of non-conforming waste or material from the BUYER, the BUYER shall provide SUBCONTRATOR with directions for the resolution or agreed disposition of the non-conforming waste or material. If BUYER and SUBCONTRATOR cannot agree on the disposition of the non-conforming waste or material, BUYER shall make arrangements for the removal of the non-conforming waste or material from SUBCONTRATOR within 90 days after notification by SUBCONTRATOR.

Sampling and analytical costs incurred during the determination of non-conforming waste or material and brokerage and transportation costs incurred to return non-conforming waste or material to the BUYER will be the responsibility of the BUYER. The above costs will also apply if the BUYER requests the waste or material be returned to the generator or shipped to an alternate treatment facility regardless of whether the waste or material is conforming.

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11.3	Licenses and Permitting

(a)	The SUBCONTRACTOR shall be solely responsible for obtaining and maintaining all necessary licenses, permits, and approvals required to complete the scope as defined in the Performance Work Statement, unless otherwise stated elsewhere in the subcontract documents. This responsibility includes, but is not limited to, compliance with all federal, state, and local regulations related to environmental protection, waste management, and public health and safety.

(b)	The SUBCONTRACTOR shall be responsible for all communications to facilitate the licensing and permitting process. The SUBCONTRACTOR shall provide the Authorized Procurement Representative with copies of all licenses and permits obtained under this Master Subcontract within ten (10) business days of receipt.

(c)	Failure to obtain and maintain the necessary licenses and permits may be considered a breach of contract potentially resulting in a Termination for Cause, at the discretion of H2C, in accordance with Article 11, of the Commercial Provisions. The SUBCONTRACTOR shall bear all costs and liabilities associated with such a breach, including any penalties or fines imposed by regulatory authorities.

11.4	Insurance

(a)	The SUBCONTRACTOR shall, at its own expense, procure and maintain during the entire ordering period under this Master Subcontract, all necessary insurance as required by federal and state laws, regulations, and ordinances, including those mandated by the Nuclear Regulatory Commission (NRC) or equivalent State requirements where Federal requirements have been delegated to the State. This insurance must provide adequate coverage for mixed low-level waste treatment and handling activities, ensuring compliance with all applicable legal and regulatory requirements.

(b)	The SUBCONTRACTOR is solely responsible for determining the types and amounts of insurance necessary to fulfill its obligations under this Master Subcontract, including but not limited to:

(1)	Comprehensive General Liability Insurance

(2)	Workers’ Compensation Insurance

(3)	Environmental Liability Insurance

(c)	All insurance policies must be issued by carriers with a minimum A.M. Best rating of A- or equivalent and must be legally authorized to do business in the jurisdiction where the services are performed.

(d)	The SUBCONTRACTOR shall furnish certificates of insurance to the Authorized Procurement Representative prior to commencing any services under this Master Agreement, evidencing the existence and amounts of such insurance. Each policy shall include a provision that requires the insurer to notify the Authorized Procurement Specialist in writing at least thirty (30) calendar days prior to any cancellation, non-renewal, or material change in coverage.

(e)	The SUBCONTRACTOR’s compliance with the insurance requirements shall not limit or otherwise affect the SUBCONTRACTOR’s liabilities and obligations under this Master Agreement. The SUBCONTRACTOR shall indemnify and hold harmless H2C from any loss, damage, or liability arising from the SUBCONTRACTOR’s failure to maintain the required insurance.

(f)	Failure to comply with the provisions of this section shall constitute a material breach of contract causing the potential for a Termination for Cause, at the discretion of H2C, in accordance with Article 11 of the Commercial Provisions.

(g)	The SUBCONTRACTOR shall ensure that all lower tier subcontractors performing services under this Master Subcontract comply with the insurance requirements outlined herein.

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11.5	Negotiated Exceptions to Provisions

(a)	Commercial Provisions, Paragraph 17.3 Withholding Invoice Payments, 1st Sentence reads as follow: “The BUYER may, upon written notice identifying the basis and amount, reasonably withhold that portion of payment directly related to the following reasons:”

Except as expressly revised herein, no other portion of the clause is modified.

11.6	Security and Personnel Badging

11.6.1	Personnel Qualifications

A.	SUBCONTRACTOR is responsible for maintaining satisfactory standards for employee qualifications, performance, conduct, and business ethics under its own personnel policies. If the work to be performed under this Subcontract requires SUBCONTRACTOR personnel to obtain a DOE Personal Identity Verification (PIV) security badge or the green Hanford Local Site Specific Only (LSSO) security badge, then the SUBCONTRACTOR will perform pre- employment background checks and U.S. citizenship verification checks in accordance with DOE Order 473.3, Protection Program Operations (Supplemented Rev. 0) and MSC PRO SEC 366, Personnel Suitability Investigations.

B.	SUBCONTRACTOR personnel needing only the black LSSO security badge will be vetted in accordance with the policies of the hiring SUBCONTRACTOR, however, SUBCONTRACTOR remains responsible for ensuring only safe, reliable, and drug free SUBCONTRACTOR employees are submitted to H2C for security badge approval.

11.6.2	Badge Requirements

A.	Requests by an authorized representative of the SUBCONTRACTOR for access to the Hanford Site or any H2C controlled facility or access to a Federal Information system will only be considered when a valid business reason exists. Access may be denied or revoked by H2C or the DOE at any time.

B.	Foreign National access - a special review and approval process is required before site access might be granted to a Foreign National (a non-U.S. citizen). Foreign Nationals will not be badged until the process is complete. Site hosts are responsible for ensuring that citizenship determinations are complete. H2C shall be notified of status.

C.	Any Worker assigned to Work in a Protected; Limited or Property Protection Area or any H2C facility shall be required to wear a security badge identifying the Worker. The SUBCONTRACTOR shall comply with all badging, training, and procedural requirements, as directed by the H2C’s Authorized Procurement Representative. The security badge shall be worn in plain view, above the waist, and on the front of the body. The identification badge must be protected from loss or theft and shall not be stored in an unlocked unattended vehicle. The identification badge integrity must be protected by ensuring the badge is not altered, photocopied, counterfeited, reproduced, and/or photographed.

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D.	The H2C’s Authorized Procurement Representative will authorize security badges for all SUBCONTRACTOR Workers who have undergone proper pre-employment and citizenship screening as outlined in Section 11.6.1 above. Security badges will be issued/approved by the Central Badging Office, after successful completion of Hanford General Employee Training (HGET) at location(s) and schedule(s) provided by the H2C’s Authorized Procurement Representative and if applicable, after successful completion of the Hanford Site Orientation. The SUBCONTRACTOR’s employees shall provide H2C with the complete name (as it appears on the photo identification used), business address, social security number, country of citizenship, birth date, and the individual(s) city and state of birthplace of the individual(s) requiring a security badge(s). This shall be provided at least two (2) working days prior to the date that the employee(s) require(s) the security badge(s) for Work performance. Each employee requiring a badge must appear in person with acceptable photo identification to identify themselves to obtain the security badge. The REAL ID Act is enforced on the Hanford Site. For details, refer to https://www.hanford.gov/files.cfm/CBO_Signage_07_17_2024_(Hanford_gov).pdf. Each SUBCONTRACTOR employee requiring a badge shall appear in person and present identification compliant with the Federal Government’s REAL ID Act. A list of REAL ID Act compliant identification credentials can be found at https://www.hanford.gov/files.cfm/CBO_Signage_07_17_2024_(Hanford_gov).pdf.

E.	The SUBCONTRACTOR shall identify and obtain H2C approval prior to allowing access and/or a Hanford Site security badge to a foreign national. Requests for foreign national security badge(s) shall be made to the H2C’s Authorized Procurement Representative ten (10) working days prior to the start of visit/assignment by a national of a non-sensitive country to non-sensitive facilities, or thirty (30) days prior for a sensitive country national, or access to sensitive facilities.

F.	If a SUBCONTRACTOR employee loses a badge, they shall report the loss immediately upon discovery to the Central Badging Office at 509-376-3000. If a badge is stolen, immediately report it to Hanford Patrol at 509-376-3800, the Central Badging Office, and local law enforcement (a police report number will need to be obtained).

G.	SUBCONTRACTOR employees must be current with minimum site access training requirements to be issued a security badge.

H.	Upon completion of the SUBCONTRACTOR’s Work, and before final payment shall be made, all badges issued to the SUBCONTRACTOR shall be returned to the issuing office or as otherwise directed by the H2C’s Authorized Procurement Representative. A $1,000 fee shall be charged and be offset from any pending SUBCONTRACTOR invoice for each security badge not returned. Refund of charges, previously collected for security badges subsequently found, will not be made after the date of final payment to the SUBCONTRACTOR.

11.6.3	Prohibited Articles

A.	The SUBCONTRACTOR’s employees shall not personally carry, or otherwise transport or transfer, certain items of personal property onto the Hanford Site or any DOE owned or leased facility on which the SUBCONTRACTOR is performing Work under this Subcontract. The items considered to be prohibited are specified in this provision. This list is not intended to be comprehensive nor complete. For clarification of any questionable item, the SUBCONTRACTOR shall contact the H2C’s Authorized Procurement Representative prior to carrying or otherwise transporting or transferring such item onto the Hanford Site or any DOE owned or leased facility.

The following items are prohibited articles anywhere on the Hanford Site or site-associated facilities:

1.	Dangerous weapons
2.	Ammunition
3.	Explosives
4.	Incendiary devices
5.	Arrows
6.	Controlled Substances and associated paraphernalia
7.	Alcoholic beverages: Any intoxicating beverage or liquor containing alcohol, including “near” and “non-alcoholic” beer to include “energy drinks” which identify alcohol as an ingredient (Alcoholic beverages are not prohibited if used at officially sanctioned events in accordance with SUBCONTRACTOR policies and procedures in locations designated as Public Access Areas.)
8.	Any items prohibited by law
9.	Certain knives as defined below

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Prohibited

1.	Spring blade knife, or any knife that the blade automatically releases by a spring mechanism or other mechanical device, or any knife having a blade which opens, or falls, or is ejected into position by force of gravity, or by an outward, downward, or centrifugal thrust or movement.

2.	Knives, folding or straight blade, with a blade exceeding four (4) inches in length.

3.	Arrows, swords, machetes, hatchets, axes, straight razors, and similar cutting devices.

Exceptions

1.	A knife in possession of an employee that is recognized as a tool designed for use by the employee in performance of Subcontract Work.

2.	A knife readily recognized as kitchen cutlery, i.e., carving knife, steak knife, etc. However, such knives found in locations inconsistent with their use (e.g., vehicle glove box) with blades exceeding four (4) inches will be confiscated.

In addition to the items listed above, the following privately owned property items are prohibited within Limited, Protected, Material Access Areas:

1.	Radio frequency transmitting equipment

2.	Cellular telephones;

3.	eReaders (e.g., Nook, Kindle)

4.	Computers and other devices that are able to record, read, or transmit data as stand-alone units. Other devices include, but are not limited to Apple iPods, MP3 players, Smart devices (e.g., iPhone, Blackberry, Android, etc.), personal electronic devices and Intermec Inc. property inventory devices.

5.	Recording equipment (audio, video, and data);

6.	Cameras (still, motion picture, video);

7.	Electronic equipment with a data exchange port capable of being connected to automated information system equipment;

8.	Personal protective sprays (e.g., mace, pepper spray, etc.) are prohibited within protected and material access areas.

NOTE 1: Government provided desktop computers are not considered controlled articles.

NOTE 2: Devices or media that are unable to record, read, or transmit data, as stand-alone units are not considered controlled articles. These include, but are not limited to floppy disks, CDs, removable hard drives, pen drives, and flash drives.

NOTE 3: Flash drives (e.g., thumb drives, memory sticks, and USB flash drives) are considered controlled articles and prohibited in rooms where classified information is processed.

NOTE 4: Closed-circuit television cameras used for monitoring plant equipment or operations are not considered controlled articles.

The following items are prohibited in rooms wherein classified information is processed or discussed. These items are prohibited in rooms wherein classified information is processed or discussed even if they are listed on the item owner’s valid prohibited/controlled article pass:

●	Cordless and cellular telephones,

●	Recording equipment (audio, video, and data)

●	Cameras (still, motion picture, video)

●	Electronic equipment with a data exchange port capable of being connected to automated information system equipment

●	Radio frequency transmitting equipment.

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NOTE: Hanford Patrol is authorized to search all persons, vehicles, and hand-carried items and to confiscate any prohibited/controlled articles not listed on a valid prohibited/controlled article pass. Each person who possesses, transports, or uses prohibited/controlled articles must have a valid prohibited/controlled article pass in his/her possession that lists each item and the security area(s) into which each item is authorized, e.g., Canister Storage Building, 3212 Vault, etc. Each function of a listed item must be identified, i.e., a PDA with a cellular telephone function must list both PDA and cellular telephone.

B.	If the SUBCONTRACTOR needs any kind of prohibited item to meet a requirement of this Subcontract, the SUBCONTRACTOR shall contact the H2C’s Authorized Procurement Representative five (5) working days prior to bringing any of the above items on the Hanford Site for guidance in acquiring the necessary property pass.

C.	THE SUBCONTRACTOR AND THEIR VEHICLES, PACKAGES, OR OTHER TYPES OF CONTAINERS ARE SUBJECT TO A SEARCH FOR PROHIBITED ARTICLES AT ANY TIME WHILE PERFORMING WORK ON THE HANFORD SITE OR ANY ASSOCIATED GOVERNMENT FACILITIES.

11.6.4	Access to DOE-Owned or -Leased Facilities

A.	The performance of this Subcontract requires that employees of the SUBCONTRACTOR have physical access to DOE owned or leased facilities; however, this Clause does not control requirements for an employee’s obtaining a security clearance. The SUBCONTRACTOR understands and agrees that the DOE has a prescribed process with which the SUBCONTRACTOR and its employees must comply in order to receive a security badge that allows such physical access. The SUBCONTRACTOR further understands that it must propose employees whose background offers the best prospect of obtaining a security badge approval for access, considering the following criteria, which are not all inclusive and may vary depending on access requirements:

1.	Is, or is suspected of being, a terrorist;

2.	Is the subject of an outstanding warrant; (PIV and routine background checks)

3.	Has deliberately omitted, concealed, or falsified relevant and material facts from any Questionnaire for National Security Positions (SF-86), Questionnaire for Non-Sensitive Positions (SF-85), or similar form; (PIV only)

4.	Has presented false or forged identity source documents; (PIV only)

5.	Has been barred from Federal employment; (PIV only)

6.	Is currently awaiting a hearing or trial or has been convicted of a crime punishable by imprisonment of six (6) months or longer; or (PIV and routine background checks)

7.	Is awaiting or serving a form of pre-prosecution probation, suspended or deferred sentencing, probation or parole in conjunction with an arrest or criminal charges against the individual for a crime that is punishable by imprisonment of six (6) months or longer. (PIV and routine background checks)

B.	The SUBCONTRACTOR shall assure:

1.	In initiating the process for gaining physical access:

a.	Compliance with procedures established by the DOE in providing its employee(s) with any forms directed by the DOE,

b.	That the employee properly completes any forms, and

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c.	That the employee(s) submits the forms to the person designated by the Authorized Procurement Representative.

2.	In completing the process for gaining physical access, that its employee:

a.	Cooperates with the DOE officials responsible for granting access to the DOE owned or - leased facilities and

b.	Provides additional information requested by those DOE officials.

C.	The SUBCONTRACTOR understands and agrees that the DOE may unilaterally deny a security badge to an employee and that the denial remains effective for that employee unless the DOE subsequently determines that access may be granted. Upon notice from the DOE that an employee’s application for a security badge is or will be denied, the SUBCONTRACTOR shall promptly identify and submit the forms referred to in subparagraph (b)(1) of this Clause for the substitute employee. The denial of a security badge to individual employees by the DOE shall not be cause for extension of the ordering period of performance of this Master Subcontract or any SUBCONTRACTOR claim against the DOE.

D.	The SUBCONTRACTOR shall return to the Authorized Procurement Representative or designee the badge(s) or other credentials provided by the DOE pursuant to this Clause, granting physical access to the DOE owned or leased facilities by the SUBCONTRACTOR’s employee(s), upon:

1.	Termination of this Subcontract;

2.	Expiration of this Subcontract;

3.	Termination of employment on this Subcontract by an individual employee; or

4.	Demand by the DOE for return of the badge.

E.	The SUBCONTRACTOR shall include this Clause, including this paragraph E, in any lower tier subcontract, awarded in the ordering period of performance of this Master Subcontract, in which an employee(s) of the SUBCONTRACTOR will require physical access to the DOE owned or leased facilities.

11.7	Document Transmittals – Master Submittal Register (MSR)

After award, the SUBCONTRACTOR shall utilize H2C’s document transmittal system for the exchange of data and information during the performance of Services under this Master Subcontract and or Task Orders. Submittals indicated herein are documents that must be received and/or approved by H2C prior to final acceptance of the service.

A Master Submittal Register (MSR) will be formulated and finalized after acceptance of the Subcontractor’s Performance Work Statement and included as an attachment to the Master Subcontract and identifies the required SUBCONTRACTOR submittals. SUBCONTRACTOR information shall be transmitted using H2C Vendor Incoming Letter of Transmittal (ILOT) to the address indicated therein.

Submittals must be transmitted electronically to the email address identified on the MSR or as directed via H2C’s designated File Transfer Protocol (FTP) site. All transmittal subject headings shall contain, at a minimum, the Master Subcontract number or Task Order as applicable, submittal number, and submittal description. Document transmittals shall not include password protected files.

Failure to complete and transmit submittals in accordance with the MSR, may result in the delay of invoice payments and final Master Subcontract or Task Order closeout.

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11.8	Conditions and Risks of Work

By accepting this Master Subcontract, the SUBCONTRACTOR assumes all risks associated with the services for the treatment and disposal of waste. The SUBCONTRACTOR agrees to perform all services diligently and efficiently, regardless of any conditions, expenses, or difficulties encountered during the execution of these services or negligence, if any, by H2C and fully complete the service without further recourse to H2C.

12.	Department of Energy Waste Ownership

In accordance with RCRA, DOE retains responsibility for the waste to be disposed of since the waste was generated at a government facility. This includes legal title, risk of loss, and all other incidents of ownership.

13.	List of Master Subcontract Attachments

The following attachments are hereby incorporated into and made a part of this Master Subcontract. They shall have the same force and effect as if written into the body of the Master Subcontract. Although these documents are incorporated into the Master Subcontract and have the same force and effect, they will still be treated as individual documents for Order of Precedence purposes only, following the Order of Precedence provided in the Commercial Provisions.

Doc. No.	Title	Revision	Date
1	Performance Work Statement	0	08/06/26
2	Commercial Provisions	1F	06/08/26
3	Yearly Compensation Schedule ($/gal)	1	07/29/26
4	Task Order Ordering Procedure	0	07/01/26
5	Master Submittal Register (MSR)	1	08/05/26
6	H2C Incoming Letter of Transmittal (A-6005-315)	22	N/A

UNLESS THE BOX BELOW IS CHECKED, The SUBCONTRACTOR shall acknowledge this document, as provided herein, regardless of dollar value, by signing below and returning a signed copy of this Master Subcontract. This signature represents certification that all submissions (including electronic) associated with this Master Subcontract award are accurate, current, and complete.

By signing/acknowledging this Master Subcontract you (subcontractor) hereby certify that you and/or any of your Principals — are not presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency.

Authorized Signatures:

Perma-Fix Environmental Services, Inc.	Hanford Tank Waste Operations & Closure, LLC

Mark Duff	Digitally signed by Mark Duff Date: 2026.08.06 19:59:07 -04’00’	Tinnin, Bryan W	Digitally signed by Tinnin, Bryan W Date: 2026.08.10 12:38:25 -07’00’

Name:	Mark Duff	Date	Name:	Bryan W. Tinnin	Date
Title:	President and Chief Executive Officer		Title:	Procurement Specialist
Phone:	770-337-7121		Phone:	509 372-2724
Email:	mduff@perma-fix.com		Email:	bryan_w_tinnin@rl.gov

Certain attachments to this Master Subcontract have been omitted pursuant to Item 601(a)(5) of Regulation S-K because they do not contain information material to an investment or voting decision that is not otherwise disclosed in this exhibit or the Company’s filings with the Securities and Exchange Commission. The following attachments have been omitted:

●	Attachment 3 – Yearly Compensation Schedule ($/gal)
●	Attachment 4 – Task Order Ordering Procedure (establishes procedures for requesting, competing, issuing, and administering Task Orders under this Subcontract)
●	Attachment 5 – Master Submittal Register (established the project checklist)
●	Attachment 6 – H2C Incoming Letter of Transmittal (the formal cover-sheet documentation to be used to send the deliverables required by the Master Submittal Register)

10

PERFORMANCE WORK STATEMENT (PWS)

Grouting and Disposal of Mixed Low-level Waste

Master IDIQ Subcontract

(IDIQM)

Revision 0

Dated 08/06/2026

Performance Work Statement (PWS)

Grouting and Disposal of Mixed Low-level Waste

Offsite Approach 02, Master IDIQ Subcontract

Contents

1.0	General Information			2

	1.1.	Description of Services/Introduction		2

	1.2.	Background		2

	1.3.	Scope		2

	1.4.	General Information		2

		1.4.1.	Licenses, Permits and Regulatory	2

		1.4.2.	Quality Control (QC)	3

		1.4.3.	Quality Assurance	3

		1.4.4.	Security Requirements:	3

		1.4.5.	Environmental, Safety, and Health	3

		1.4.6.	Training Plan	4

2.0	Definitions & Acronyms			4

3.0	Provided Site Infrastructure, Services, and Operational Interfaces			6

4.0	Specific Tasks			6

	4.1.	Waste Receiving, Transportation, and Storage		6

	4.2.	Waste Treatment:		6

	4.3.	Disposal		7

	4.4.	Monitoring and Reporting:		7

	4.5.	Technology Innovation		7

Performance Work Statement (PWS)

Grouting and Disposal of Mixed Low-level Waste

Offsite Approach 02, Master IDIQ Subcontract (IDIQM)

1.0	General Information

1.1.	Description of Services/Introduction:

The Subcontractor shall provide all personnel, equipment, processes, and shall secure and maintain all necessary permits and licenses in order to receive, transport, treat, and dispose of pretreated liquid mixed low-level liquid waste (MLLW) and similar Contractor generated waste containing radioactive and hazardous components. Treatment by the Subcontractor must create a waste stream that meets the applicable disposal site’s waste acceptance criteria (WAC) and regulatory requirements. Disposal must take place outside the State of Washington in a licensed, commercial MLLW landfill.

The Subcontractor shall have the capability to treat and dispose of PTW at a capacity of 100,800 gallons per week in accordance with facility license and permit conditions.

1.2.	Background:

This PWS defines Subcontractor’s performance outcomes for disposal of liquid pretreated tank waste (PTW1), inclusive of Class A/B/C liquid MLLW. The Subcontractor must produce a waste stream meeting disposal WAC and regulatory requirements, residuals generated from the treatment are the Subcontractor’s responsibility. Final disposal occurs outside the State of Washington in a licensed, commercial MLLW landfill.

1.3.	Scope:

The project scope includes the full lifecycle management of PTW from the Contractor release through final disposal. Including transportation, receipt verification, treatment, stabilization, LDR/WAC compliance verification, packaging, temporary solids storage, DOT compliant transportation, documentation of final disposal and closeout.

1.4.	General Information:

1.4.1.	Licenses, Permits and Regulatory

Subcontractor shall maintain all required licenses and permits necessary to successfully complete the work under the PWS, including but not limited to those outlined in Figure 1, and bears sole responsibility for transportation, treatment, storage, and disposal permits necessary to perform the work under this PWS. The Figure 1 list is not all inclusive, and the Subcontractor remains responsible for any additional authorizations required to execute the subcontract.

Figure 1. Licenses, Permits and Regulatory.

1 References to PTW in this PWS are inclusive of Hanford PTW and similar Class A/B/C Hanford bulk liquid MLLW.

Performance Work Statement (PWS)

Grouting and Disposal of Mixed Low-level Waste

Offsite Approach 02, Master IDIQ Subcontract (IDIQM)

License / Permit	Description Summary
Low Level Waste Radioactive Material License	Authorizes possession and management of low-level radioactive materials (Class A, B or C).
Mixed Waste Radioactive Material License	Authorizes management of mixed waste containing both hazardous and radioactive components (Class A, B or C).
Resource Conservation and Recovery Act (RCRA) Permit	Governs hazardous and mixed waste treatment, storage, and management activities.
State Environmental Policy Act (SEPA) Documentation	Identifies and evaluates environmental impacts associated with agency decisions, such as RCRA permitting for mixed waste management including transportation, treatment, and disposal, as applicable.
Toxic Substances Control Act (TSCA) Approval to Commercially Store Polychlorinated Biphenyl (PCB) Waste	Authorizes commercial storage of PCB-containing waste under TSCA requirements.
Air Permits (Emission Units)	Registered emission units at PFNW regulated under local air authority requirements; establishes operating limits, monitoring, and compliance obligations.
Air Permits (Notice of Construction (NOC))	New Source Review (NSR), permit authorizing construction or modification of a specific emission unit; establishes emission limits and operating conditions.
Air Permits (Approval Order (AO))	Approval Order issued under NSR; defines enforceable emission limits, monitoring, and operational requirements for permitted sources.
Hazardous Materials Certificate of Registration	Annual registration required for offerors of hazardous waste shipments

1.4.2.	Quality Control (QC):

Maintain and implement a documented QC Program via a project-specific Quality Control Plan (QCP) establishing inspection, verification, acceptance criteria, documentation, and corrective action controls necessary to ensure compliant treatment, handling, and data integrity.

1.4.3.	Quality Assurance:

Operate under a QMS and facility QA Program that is based on ASME NQA-1 or equivalent. Provide access for Contractor verification of QA effectiveness. Participate in DOECAP audits and provide QA Manual and implementation procedures upon request.

1.4.4.	Security Requirements:

Comply with Hanford Site access, badging, and security requirements for personnel and vehicles as applicable. Comply with Workplace Substance Abuse Programs and Personnel Suitability requirements as flowed down in the Commercial Provisions. In addition, the Subcontractor shall identify all subcontractor personnel assigned to Maintain and update a current list of all Testing Designated Positions (TDP) personnel, including each individual’s name, job title, and position description.

1.4.5.	Environmental, Safety, and Health:

Perform all work in accordance with the established Subcontractor Occupational Health and Safety Program, Agreement State license, air permits, and RCRA permit. Implement environmental monitoring in accordance with the facility Radiological Environmental Monitoring Program and perform work in accordance with the Radiological Control and Safety Plan.

Performance Work Statement (PWS)

Grouting and Disposal of Mixed Low-level Waste

Offsite Approach 02, Master IDIQ Subcontract (IDIQM)

1.4.6.	Training Plan

Provide training in accordance with Subcontractor procedures to ensure personnel operate in compliance with licenses, permits, and manufacturer instructions. For Hanford operations, complete required site orientation and safety training per Figure 2 and any additional training necessary for safe, compliant performance.

Figure 2. Hanford Site Access Training Plan:

Hours	Course Number	Description
4	358001	TF General Employee Training
4	000001	Hanford General Employee Training
4	350560	Waste Handling, Segregation and Packaging – Initial
1	358003	Facility Orientation and FEHIC

2.0	Definitions & Acronyms

DEFINITIONS:

●	Contractor: Hanford Tank Waste Operations & Closure LLC (H2C); any DOE-approved successor contractor to H2C; any assignee or designee authorized by DOE under Prime Contract No. 89303324DEM000096
●	Infrastructure Contractor: The DOE-designated Hanford site services integrator (currently Hanford Mission Integration Solutions (HMIS)) and any DOE-approved successor, assignee, or designee.
●	Other Hanford Prime Contractor(s): Any DOE prime contractor(s) at the Hanford Site other than the Contractor, including their DOE-approved successors, assignees, or designees
●	Subcontractor: Primary Subcontractor and associated sub-tier subcontractors performing the work under this PWS, including its approved lower-tier subcontractors.

ACRONYMS:

Acronym/Term	Definition
AEA	Atomic Energy Act
ALARA	As Low As Reasonably Achievable
AO	Approval Order
ASME	American Society of Mechanical Engineers
CFR	Code of Federal Regulations
CHOXD	Chemical Oxidation
CHRED	Chemical Reduction
D&D	Decontamination and Decommissioning
DEAR	Department of Energy Acquisition Regulation
DOE	U.S. Department of Energy
DOECAP	Department of Energy Consolidated Audit Program
DOH	Department of Health

Performance Work Statement (PWS)

Grouting and Disposal of Mixed Low-level Waste

Offsite Approach 02, Master IDIQ Subcontract (IDIQM)

Acronym/Term	Definition
DOT	U.S. Department of Transportation
EPA	U.S. Environmental Protection Agency
ES&H	Environmental Safety and Health
EHSQ	Environmental Health, Safety, and Quality
FAR	Federal Acquisition Regulation
FMCSR	Federal Motor Carrier Safety Regulation
GM	General Manager
H2C	Hanford Tank Waste Operations and Closure (Contractor)
HazMat	Hazardous Material
HMCR	Hazardous Materials Certificate of Registration
IDIQM	Master Indefinite Delivery / Indefinite Quantity Subcontract
IH	Industrial Hygiene
IP	Industrial Package
LDR	Land Disposal Restrictions (40 CFR Part 268)
LL/MWOP	Low-Level Mixed Waste Operational Procedure
LLW	Low-Level Radioactive Waste
LSA	Low Specific Activity
MACRO	Macroencapsulation
MLLW	Mixed Low-Level Waste
N/A	Not Applicable
NDT	Non-Destructive Testing
NOC	Notice of Construction
NQA	Nuclear Quality Assurance
NOV	Notice of Violation
NSR	New Source Review
TO	Task Order
PCB	Polychlorinated Biphenyl
PEMP	Performance Evaluation and Measurement Plan
PEP	Project Execution Plan
PM	Project Manager
PPE	Personal Protective Equipment
PRS	Performance Requirements Summary
PTW	Pretreated Tank Waste; inclusive of Hanford PTW and similar bulk liquid MLLW streams, including Class B/C liquid MLLW
PWS	Performance Work Statement
QA	Quality Assurance
QAP	Quality Assurance Program
QC	Quality Control
QCP	Quality Control Plan
QMS	Quality Management System
QP	Quality Procedure
RCRA	Resource Conservation and Recovery Act
RCT	Radiological Control Technician
RFP	Request for Proposal
S/CI	Suspect/Counterfeit Item
SOW	Statement of Work
STABL	Stabilization
SWMP	Secondary Waste Management Plan
TO	Task Order
TSCA	Toxic Substances Control Act
TSDF	Treatment, Storage, and Disposal Facility
WAC	Waste Acceptance Criteria

Performance Work Statement (PWS)

Grouting and Disposal of Mixed Low-level Waste

Offsite Approach 02, Master IDIQ Subcontract (IDIQM)

3.0	Provided Site Infrastructure, Services, and Operational Interfaces

The Contractor furnishes PTW transfer systems, required training/badging interfaces, characterization data for shipping documentation, RCT support for transfer and release of loaded conveyances, and spill management/decontamination for load-out operations.

The Contractor shall also provide PTW characterization data in the form of a waste profile for the purpose of 1) verifying the waste meets the WAC and 2) preparing DOT manifests and other shipping documentation for shipment to a treatment facility.

4.0	Specific Tasks

4.1.	Waste Receiving, Transportation, and Storage:

Subcontractor shall provide DOT-compliant conveyances and necessary documentation to receive PTW. Coordinate shipment scheduling with Contractor consistent with permit requirements and Task Orders. Submit Specification Package Qualification, Inspections, & Maintenance Documentation that demonstrate DOT compliance for the material/waste offered for shipment, 5 days prior to use. Implement receipt verification to confirm consistency with the approved Waste Profile and disposal WAC; methods shall conform to facility permits and regulatory requirements without prescribing specific techniques.

Subcontractor shall address nonconforming shipments per facility permits, licenses, and contractual requirements; notify the Authorized Procurement Representative within 24 hours (verbal) and 48 hours (written) of determination, and coordinate resolution.

4.2.	Waste Treatment:

Subcontractor shall perform all steps necessary to treat the waste in accordance with the RCRA LDR regulations for inorganic and organic constituents, TSCA for PCBs, and U.S. Department of Energy (DOE) Order 435.1 requirements as applicable for radionuclides, and the disposal facility’s waste acceptance criteria. If the Contractor receives an approved EPA LDR treatment variance, Subcontractor shall comply with the specific variance requirements.

Performance Work Statement (PWS)

Grouting and Disposal of Mixed Low-level Waste

Offsite Approach 02, Master IDIQ Subcontract (IDIQM)

4.3.	Disposal:

Subcontractor shall transport and disposal of waste consistent with Task Order schedules (e.g., release within 90 days of treatment completion, delivery confirmation within 45 days, and disposal facility acknowledgment within one week of receipt, where applicable). Each manifest represents a shipment.

4.4.	Monitoring and Reporting:

The Subcontractor shall submit the following documentation and reports to the Authorized Procurement Representative as follows:

A.	Quarterly Status reports (e.g., DOT violations, shipment exceptions, contamination events, issues and corrective actions, operational impacts) within 30 days after each fiscal quarter.

B.	Annual Waste Treatment reports on or before 11/14, documenting work performed, compliance, volumes/weights, characterization data, methods, issues, certificates, and waste profile results.

C.	Notice of Violation within 24 hours of occurrence verbally and 48 hours in writing for violations issued by regulatory agencies that may impact the treatment of waste.

D.	Report vehicle contamination events verbally and in writing along with survey reports within 24 hours of occurrence including a determination of corrective actions before decontamination and release.

E.	Corrective Action Plans of audits and surveillance within 30 days of audit completion or Contractor notification, as applicable.

F.	Notice of Storage Limit Exceedance at least 60 days before any anticipated need to exceed an applicable permitted storage limit.

G.	Certificate of Disposal with documentation confirming final disposal for each waste shipment within 30 days after disposal.

H.	EPA TSCA Authorization(s), including any approvals required for applicable waste streams, within 10 business days of receipt whenever such waste is identified as subject to TSCA requirements.

I.	Notice of Transport, the Subcontractor shall issue a Notice to Transport to the Contractor within 5 days of accepting or approving the Contractor-provided information specific to the waste stream to be received or shipped.

J.	Complete documentation of: site permits for storage and treatment of waste; NRC, DOT or State Radioactive Materials License Agreement, WAC, and any other authorizations; RCRA and air permit requirements; applicable exemptions, revisions, and other requirements – documenting that the Subcontractor is permitted to receive, handle, store, and treat the specific type and quantity of waste being treated under this Subcontract. This information shall be provided to the Authorized Procurement Representative within 10 business days of receipt.

K.	Non-conforming waste received within 24 hours verbal notice and written notice within 48 hours of discovery.

L.	TDP Personnel Listing & Updates 30 days prior to work execution.

M.	Quality Assurance Manual & implementing Procedures, upon request.

4.5.	Technology Innovation:

The Subcontractor shall share information with the Contractor that can make the transfer and treatment process safer, more efficient, or more effective.

Hanford Tank Waste Operations & Closure, LLC (H2C) COMMERCIAL PROVISIONS June 08, 2026, Revision 1F

Hanford Tank Waste Operations & Closure, LLC (H2C) COMMERCIAL PROVISIONS June 08, 2026, Revision 1F

SUBCONTRACT FLOW-DOWN REQUIREMENTS

SUBCONTRACTOR remains solely responsible for determining which provisions to flow down to its lower-tier Subcontractors and for incorporating those identified provisions in its lower-tier subcontracts.

DEFINITIONS

Whenever used in this document, the following definitions shall apply unless the content indicates otherwise.

Authorized Procurement Representative. The term “Authorized Procurement Representative” shall be a person with authority to enter into and administer Subcontracts and make related determinations and findings. These individuals are identified with the associated authority in the body of the Subcontract.

Buyer’s Technical Representative (BTR). The term “Buyer’s Technical Representative (BTR)” means the individual responsible for providing technical direction to the SUBCONTRACTOR. The BTR does not possess any explicit, apparent or implied authority to modify Subcontract terms and conditions.

BUYER. The term “BUYER” means Hanford Tank Waste Operations & Closure, LLC (H2C).

Commercial Item. The term Commercial Item or “item” shall mean any item or service including minor modifications thereto which is customarily used for non-governmental purposes and have been or will be sold, leased, or licensed to the general public.

Government. The term “Government” shall mean the United States of America and includes the U.S. Department of Energy (DOE) Hanford Field Office (HFO), or any duly authorized representative thereof, including the BUYER’s Administrative Contracting Officer (ACO).

Head of the Procurement Activity. The term “Head of the Procurement Activity” means the individual who has the overall responsibility for the operations of the H2C Procurement Office.

Lower-Tier Subcontractors. The term “lower-tier Subcontractors” refers to companies or individuals with whom the SUBCONTRACTOR has purchase orders and rental agreements for materials or equipment, and other services not performed directly by the SUBCONTRACTOR under this Subcontract.

SUBCONTRACTOR. The term SUBCONTRACTOR refers to the company, person or organization, including all lower-tier Subcontractors, performing Work under this Subcontract.

Subcontract. The term Subcontract shall mean this Subcontract or Purchase Order between the BUYER and SUBCONTRACTOR including its terms, conditions, clauses, provisions, written direction and instructions, releases, and documents.

Work. The term “Work” includes all material, labor, tools, and all appliances, machinery, and transportation, necessary to perform and complete the Subcontract’s requirements, and such additional items not specifically indicated or described that can be reasonably inferred as required to complete the Subcontract.

ARTICLE 1.0 ORDER OF PRECEDENCE

In the event of a discrepancy among any of the Subcontract terms, conditions, clauses, provisions, including the Authorized Procurement Representative’s written direction and instructions, and other documents (collectively, the ‘Subcontract’), the following order of precedence shall govern resolution:

(i)	Amendments (e.g. Modifications) ;

Hanford Tank Waste Operations & Closure, LLC (H2C) COMMERCIAL PROVISIONS June 08, 2026, Revision 1F

(ii)	Contract Agreement (i.e. Subcontract, Purchase Orders, and Release or Task Orders);
(iii)	Special Provisions;
(iv)	On-Site Work Provisions;
(v)	Construction Provisions;
(vi)	Supplemental Provisions;
(vii)	Commercial Provisions;
(viii)	Statement of Work (SOW’);
(ix)	Technical Specifications; and
(x)	Drawings.

Nothing recited above shall be construed as superseding or deleting any Applicable Law (as defined in Article 12.0). In the event of a conflict between these terms and Applicable Law, the Applicable Law shall govern. All remaining terms unaffected by said conflict continue in force.

All correspondence, questions, and items concerning interpretation or clarification of subcontracts shall be submitted in writing to the Authorized Procurement Representative.

Subject to the provisions of the “Changes” article contained herein, all determinations, instructions, and clarifications provided by the Authorized Procurement Representative shall be final and conclusive unless the SUBCONTRACTOR believes such determinations, instructions or clarifications result in a conflict within the Subcontract and/or attachments, in which case the SUBCONTRACTOR shall identify such perceived conflict to the Authorized Procurement Representative and work with the BUYER in good faith to resolve the perceived conflict prior to proceeding under the terms of the Disputes clauses.

ARTICLE 2.0 SUBCONTRACT COMPLIANCE

By signing this Subcontract or starting performance, the SUBCONTRACTOR agrees to comply with the terms and conditions, specifications and other documents that this Subcontract incorporates by reference or attachment.

These terms, and the specifications, drawings and documents referred to herein constitute the entire Subcontract between the parties. Only the BUYER’s Authorized Procurement Representative as specified in this Subcontract has the authority to enter into, administer, and/or terminate this Subcontract and make related determinations and findings.

ARTICLE 3.0 WAIVER

The BUYER’s failure to insist on performance of any term, condition, or instruction, or to exercise any right or privilege included in this Subcontract, or its waiver of any breach, shall not thereafter waive any such term, condition, instruction, and/or any right or privilege. No asserted waiver of any right or benefit by the BUYER shall be valid unless such waiver is in writing, signed by the BUYER’s Authorized Procurement Representative, supported by consideration and specifies the extent and nature of the rights or benefits being waived. In the event any Provision, or any part or portion of any Provision of this Subcontract should be found to be invalid, void or otherwise unenforceable, such findings shall not affect the remaining part or portions of that provision, or any other provision.

Hanford Tank Waste Operations & Closure, LLC (H2C) COMMERCIAL PROVISIONS June 08, 2026, Revision 1F

ARTICLE 4.0 WARRANTY

The SUBCONTRACTOR warrants that all items and services provided under this Subcontract shall conform to the Subcontract specifications, drawings, and other descriptions and will be of merchantable quality, fit and sufficient for the purposes for which they are intended as evidenced in the Subcontract. This Warranty shall begin upon the BUYER’s acceptance and extend for a period of (1) the manufacturer’s warranty or one year, whichever is longer, if the SUBCONTRACTOR is not the manufacturer and has not modified the item or (2) one year or the manufacturer’s warranty period, whichever is longer, if the SUBCONTRACTOR is the manufacturer of the item or has modified it. If any nonconformity is discovered within that time, the SUBCONTRACTOR shall promptly repair or replace such items or re-perform services. Transportation of replacement items, return of nonconforming items and repeat performance of services shall be at the SUBCONTRACTOR’s expense. If repair, replacement or re-performance of services is not timely, the BUYER may elect to return the nonconforming items, repair, replace and/or re-procure the item or service at the SUBCONTRACTOR’s expense. This warranty shall restart upon the BUYER’s acceptance of the repair, replacement or re-performance.

ARTICLE 5.0 INDEMNITY

The SUBCONTRACTOR agrees to assume the risk of and to release, defend, indemnify and hold harmless the BUYER, affiliated companies and their directors, officers, employees, agents and representatives, from and against any claim, demand, cause of action, loss, damage, liability, judgment, fine, penalty or other cost or expense (including attorney’s fees and other defense costs) arising out of any (1) failure to comply with Applicable Law, (2) injury (including death) to any person, (3) damage to any property in any way connected with the performance of this Subcontract in accordance with the State of Washington Comparative Fault Statute (RCW 4.22), or (4) any act or omission of the SUBCONTRACTOR, or its lower-tier contractors, which is willful misconduct, the absence of good faith, discrimination, retaliation, or in violation of any Applicable Law involving fraud, conflict of interest, bribery or gratuities. The SUBCONTRACTOR agrees to indemnify, hold harmless and defend the BUYER and the Government from and against all laborers’, materialman’s, mechanics’, or other liens arising from the performance of the SUBCONTRACTOR’s obligations under this Subcontract and shall keep the premises of the BUYER and the Government free from all such claims, liens, and encumbrances.

To the extent that the SUBCONTRACTOR, SUBCONTRACTOR’s employees or lower-tier Subcontractors are covered by the Washington Industrial Insurance Act (RCW Title 51 including any amending, substitute or replacement statutes) or any other industrial insurance, worker’s compensation or similar act (Acts), SUBCONTRACTOR specifically waives any and all immunity provided by these Acts.

SUBCONTRACTOR’s obligations under this Article 5.0 shall survive the completion or earlier termination of this Subcontract and the execution of any final settlement and release associated with either.

ARTICLE 6.0 NUCLEAR SAFETY AND INDEMNITY

This Article shall not apply to subcontracts in which the subcontractor is subject to Nuclear Regulatory Commission (NRC) financial protection requirements in Section 170b of the Atomic Energy Act of 1954 (Act) or NRC agreements of indemnification under section 170c. or k. of the Act for the activities under the subcontract.

Subject to the second paragraph of this Article 6.0, the provisions of 48 CFR 952.250-70, Nuclear Hazards Indemnity Agreement (Jun 1996), are incorporated by reference into these terms and conditions for the delivery of any product or service which has nuclear safety implications. The SUBCONTRACTOR shall flow down these provisions to all lower-tier Subcontractors unless expressly waived in writing by the BUYER’s Authorized Procurement Representative.

Hanford Tank Waste Operations & Closure, LLC (H2C) COMMERCIAL PROVISIONS June 08, 2026, Revision 1F

The SUBCONTRACTOR will be indemnified by the U.S. Department of Energy (DOE) against (i) claims for public liability, and (ii) legal costs arising from any nuclear incident under the provisions of 48 CFR 952.250-70. However, the SUBCONTRACTOR and its lower-tier Subcontractors and suppliers that are indemnified are subject to civil penalties under provisions of the Atomic Energy Act of 1954, as amended, for violations of DOE nuclear safety, quality, worker radiation protection, and related rules, regulations, and orders. In addition, directors, officers, and employees of the SUBCONTRACTOR and its lower-tier Subcontractors that are indemnified are subject to criminal penalties for knowing and willful violations.

ARTICLE 7.0 ASSIGNMENT

The SUBCONTRACTOR shall not assign any of the duties or rights or any claim arising out of or related to this Subcontract, whether arising in tort, Subcontract or otherwise, without the written consent of the BUYER’s Authorized Procurement Representative. Any unauthorized assignment is void and unenforceable. These conditions and the entire Subcontract are binding on the heirs, successors, and assigns of the SUBCONTRACTOR.

The BUYER’s Authorized Procurement Representative may assign this Subcontract, in whole or in part to the Government or to such party as the Government may designate to perform the BUYER’s obligations hereunder. Upon receipt by the SUBCONTRACTOR of written notice that the Government or a party so designated by the Government or the BUYER has accepted an assignment of this Subcontract, the BUYER shall be relieved of all responsibility hereunder and the SUBCONTRACTOR shall thereafter look solely to such assignee for performance of the BUYER’s obligations.

Assignment and Transfer of Prime Contracts and Subcontracts (Oct 2014) (Revised) (DOE-H-2043)

This article is a required flow down in the BUYER’s Prime Contract with the DOE. Therefore, the SUBCONTRACTOR shall include a provision in every lower-tier Subcontract that authorizes assignment of such lower-tier Subcontracts to the Government or the BUYER without requiring further consent from such lower-tier Subcontractor.

a.	Assignment and Transfer of other DOE Prime Contracts. During the period of performance (POP) of the BUYER’s Prime Contract it may become necessary for the DOE to transfer and assign existing or future DOE prime contracts in whole or in part, supporting site work to the BUYER’s Prime Contract. The BUYER shall accept the transfers and assignments of contracts. Transfer and assignment of prime contracts to the BUYER, if any, will be for administration purposes, and once transferred, will become subcontracts to the BUYER. Any recommendations and/or suggestions on individual transfers shall be submitted in writing to the BUYER’s Contracting Officer prior to the transfer or assignment.

b.	Assignment and Transfer of this Prime Contract. During the POP of the BUYER’s Prime Contract it may become necessary for the DOE to transfer and assign in whole or in part this Subcontract to another DOE contractor. The Subcontractor shall accept the transfers and assignment. Transfer and assignment, if any, will be for administration purposes, and once transferred, will become a subcontract to the assignee. Any recommendations and/or suggestions on individual transfers shall be submitted in writing to the BUYER’s Contracting Officer prior to the transfer or assignment.

c.	Transfer and Assignment of Subcontracts. The Subcontractor agrees to transfer and assign, or accept transfer and assignment of, existing subcontracts, including lower-tier subcontracts as determined necessary by the BUYER or DOE for continuity of operations. The transfer and assignment may be to or from another contractor or to or from DOE as a prime contractor. Transfer or assignment of subcontracts to or from the Contractor, if any, will be for administration purposes, and once transferred, will become lower-tier subcontracts to the Subcontractor. The Subcontractor shall use its best efforts to negotiate changes to the assigned subcontracts, incorporating mandatory flow-down provisions at no cost. If the subcontractor refuses to accept the changes or requests price adjustments, the Subcontractor will notify the BUYER in writing. This Clause is required as a flow-down clause in all subcontracts.

Hanford Tank Waste Operations & Closure, LLC (H2C) COMMERCIAL PROVISIONS June 08, 2026, Revision 1F

ARTICLE 8.0 CHANGES

Changes in the terms and conditions of this Subcontract may be made only by written agreement of the parties. The SUBCONTRACTOR shall not suspend performance of this Subcontract during the review and negotiation of any change, except as may be directed by the BUYER’s Authorized Procurement Representative. The SUBCONTRACTOR shall not perform changes to this Subcontract until the BUYER’s Authorized Procurement Representative has provided written direction.

ARTICLE 9.0 SUSPENSION OF WORK

The BUYER’s Authorized Procurement Representative may order the SUBCONTRACTOR, in writing, to suspend, delay, or interrupt all or any part of the Work of this Subcontract for the period of time that the BUYER’s Authorized Procurement Representative determines appropriate for the convenience of the BUYER.

The notice of suspension shall specify the date of suspension and the estimated duration of the suspension. Such suspensions under this Subcontract shall not exceed one hundred eighty (180) consecutive calendar days each or, in aggregate more than two hundred seventy (270) calendar days.

Upon receiving any such notice of suspension, the SUBCONTRACTOR shall promptly suspend further performance of the Work to the extent specified, and during the period of such suspension shall properly care for and protect all Work in progress and materials, supplies and equipment that the SUBCONTRACTOR has on hand for performance of the Work. Upon the request of the BUYER’s Authorized Procurement Representative, the SUBCONTRACTOR shall promptly deliver to the BUYER’s Authorized Procurement Representative copies of outstanding Subcontracts of the SUBCONTRACTOR, and shall take such action relative to such Subcontracts as may be directed by the BUYER’s Authorized Procurement Representative. The SUBCONTRACTOR shall use its best efforts to utilize its material, labor, and equipment in such a manner as to mitigate costs associated with the suspension.

The BUYER may at any time withdraw the suspension of Work as to all or part of the suspended Work by written notice to the SUBCONTRACTOR specifying the effective date and scope of withdrawal, and the SUBCONTRACTOR shall resume diligent performance of the Work for which the suspension is withdrawn on the specified effective date of withdrawal.

If the performance of all or any part of the Work exceeds the suspension days specified in this provision, an adjustment shall be made for any increase in the cost of performance of this Subcontract (excluding profit) necessarily caused by the unreasonable suspension, delay, or interruption, and the Subcontract shall be modified in writing accordingly. However, no adjustment shall be made under this provision for any suspension, delay, or interruption to the extent that performance would have been so suspended, delayed, or interrupted by any other cause, including the fault or negligence of the SUBCONTRACTOR, or for which an equitable adjustment is provided for or excluded under any other provision of this Subcontract. The SUBCONTRACTOR shall not be entitled to any profits or any damages because of such suspension or withdrawals of suspension.

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A claim under this provision shall not be allowed for any costs incurred more than twenty (20) calendar days before the Subcontractor shall have notified the BUYER’s Authorized Procurement Representative in writing of the act or failure to act involved (but this requirement shall not apply as to a claim resulting from a suspension order); and unless the claim, in an amount stated, is asserted in writing as soon as practicable after the termination of the suspension, delay, or interruption, but not later than the date of final payment under the Subcontract.

ARTICLE 10.0 TERMINATION FOR CONVENIENCE

The BUYER reserves the right to terminate this Subcontract, or any part hereof, for its sole convenience. In the event of such termination, the SUBCONTRACTOR shall immediately stop all Work hereunder and shall immediately cause any and all of its lower-tier Subcontractors to cease Work. Subject to the terms of this Subcontract, the SUBCONTRACTOR shall be paid a percentage of the Subcontract price reflecting the percentage of the Work performed prior to the notice of termination, plus reasonable charges the SUBCONTRACTOR can demonstrate to the satisfaction of the BUYER’s authorized representative(s) using its standard record keeping system, have resulted from the termination. The SUBCONTRACTOR shall not be required to comply with the Federal Acquisition Regulations cost accounting standards or cost principles for this purpose. The SUBCONTRACTOR shall not be paid anticipatory profit or for any Work performed or costs incurred which reasonably could have been avoided.

ARTICLE 11.0 TERMINATION FOR CAUSE

The BUYER may terminate this Subcontract, or any part hereof, for cause in the event of any default by the SUBCONTRACTOR, or if the SUBCONTRACTOR fails to comply with any terms and conditions, or fails to provide the BUYER, upon request, with adequate assurances of future performance. In the event of termination for cause, the BUYER shall not be liable to the SUBCONTRACTOR for any amount for supplies or services not accepted, and the SUBCONTRACTOR shall be liable to the BUYER for any and all rights and remedies provided by law. If it is determined that the BUYER improperly terminated this Subcontract for default, such termination shall be deemed a termination for convenience.

ARTICLE 12.0 APPLICABLE LAW

The SUBCONTRACTOR shall comply with all applicable federal, state and local laws, regulations, ordinances, orders, rules and other requirements, and all permits, licenses and other authorizations (together, hereinafter, the “Applicable Law”). The SUBCONTRACTOR shall act as an independent entity and not as an agent or employee of the BUYER or the Government.

ARTICLE 13.0 DISPUTES

In the event that the parties cannot, through negotiations, reach agreement on any issue arising out of the Subcontract, the issue will be considered a dispute and shall be resolved in accordance with the following:

If efforts at resolution through good faith discussions and/or negotiations fail to resolve the dispute, the parties agree that before taking any other action, they will consider the use of Alternate Dispute Resolution (ADR). In the event that non-binding ADR is agreed upon, the site of the proceedings shall be Richland, Washington, unless otherwise agreed upon in writing by the parties. The rules for ADR and the selection of the mediator or arbitrator shall be determined by mutual agreement of the parties. If agreed, the mediator or arbitrator shall allocate cost, except that there shall be no pre-decisional interest costs, each party shall bear its discretionary costs, and the parties will equally share the cost of the mediator or arbitrator.

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In the event ADR fails or is not used, primary jurisdiction for the resolution of any claim arising under this Subcontract shall reside in the United States Federal District Court for the Eastern District of Washington. If the requirements for jurisdiction in the United States District Court are not met, the litigation shall be brought in a Court of competent jurisdiction in Benton County, Washington. This Subcontract shall be enforced and interpreted, irrespective of the place of performance, in accordance with the Federal Government Contract Law, as enunciated and applied by Federal judicial bodies, Boards of Contract Appeals, and quasi-judicial agencies of the Federal Government. To the extent that such law is not applicable to or, where applicable, not dispositive of an issue, the laws of the State of Washington shall be applied, without reference to its choice or conflicts of law provisions.

The Parties, their successors and assigns, in order to reduce their respective costs, in any litigation, irrevocably and unconditionally waive any right to trial by jury of any claim, demand, action, or cause of action arising out of or relating to this Subcontract, Whether now existing or hereinafter arising, regardless when arising or filed, whether in contract, tort, law, equity or otherwise, of Any litigation between the Parties will instead be tried in a court of competent jurisdiction by a judge sitting without a jury.

Unless otherwise directed in writing by the BUYER’s Authorized Procurement Representative, the SUBCONTRACTOR shall proceed diligently with the performance of the Subcontract pending final resolution of the dispute.

ARTICLE 14.0 SUSPECT AND COUNTERFEIT ITEMS

Notwithstanding any other provisions of this Subcontract, the SUBCONTRACTOR warrants that all items provided by the SUBCONTRACTOR shall be genuine, new, and unused unless otherwise specified or approved in writing by the BUYER. The BUYER reserves the right to question and/or require the SUBCONTRACTOR to certify and/or furnish proof regarding the quality, authenticity, application, or fitness for use of the items supplied by the SUBCONTRACTOR under this Subcontract. The SUBCONTRACTOR shall establish and implement appropriate measures to prevent the procurement and incorporation of suspect and counterfeit parts into the deliverable for this Subcontract. In addition, the SUBCONTRACTOR shall report to the BUYER’s Authorized Procurement Representative the discovery of suspect and counterfeit items in sufficient detail to establish all circumstances relative to the occurrence.

Any items furnished as part of this Subcontract and which have been previously found by the BUYER, the Department of Energy, or the Department of Commerce to be counterfeit or which are listed by the Department of Commerce to be suspect will be deemed, without more proof, to be subject to the above requirement of further proof or certification. The BUYER also reserves the right to question the circumstances and make available a report of any such review to the Government. All costs associated with conducting inquiries into and reporting on, components determined to be counterfeit, shall be recovered by the BUYER from the SUBCONTRACTOR.

ARTICLE 15.0 TAXES

Unless the SUBCONTRACTOR is issued a direct pay permit by the BUYER, the SUBCONTRACTOR is required to collect the applicable Washington State sales or use tax and include this on each applicable invoice. Sales tax must be listed as a separate line item on the invoice as stated in 16.1D below. If the SUBCONTRACTOR is an out of state vendor with no nexus in the State of Washington, taxes will be paid by BUYER. SUBCONTRACTOR shall notify the Authorized Procurement Representative if they don’t have a nexus in the State of Washington. All other Federal, State, county, municipal or other taxes must be included in the Subcontract amount and invoiced accordingly.

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If as a result of this Subcontract, the SUBCONTRACTOR becomes eligible for Washington State Business and Occupation Tax Credit for Research and Development spending, the SUBCONTRACTOR shall take such tax credit and assign such tax credit to the BUYER. If the SUBCONTRACTOR applies for the Washington State Business and Occupation Tax Credit for Research and Development spending, the SUBCONTRACTOR shall notify the Authorized Procurement Representative. The SUBCONTRACTOR shall fully cooperate with the BUYER in any tax audits, tax assessment reviews, or tax challenges.

ARTICLE 16.0 HOLIDAY AND WORK SCHEDULES

Daily work schedules and facility operations are not uniform among Hanford Site Contractors. In addition, some organizations and facilities observe alternate Friday closures. Accordingly, before scheduling deliveries, the SUBCONTRACTOR shall make specific schedule arrangements for the delivery of materials with the BUYER’s Authorized Procurement Representative, Facility Manager, Delivery Warehouse Manager, or Building Manager. The BUYER will not be liable for the cost of any delays, demurrage, layover, extra travel days, or any additional costs which result from the SUBCONTRACTOR’s failure to obtain a specific schedule in advance.

Current Hanford Site Facility Closure days are New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day (and the following Friday), Christmas Eve and Christmas Day.

ARTICLE 17.0 INVOICING AND PAYMENT

This Article shall be applied to all Firm Fixed Price (FFP) invoices submitted to the BUYER. Failure to comply may result in delayed payment or returned invoice.

17.1	General Invoice Requirements

A.	Invoice Submission Requirements: Original invoices and supporting documentation shall be submitted no more than once a calendar month to the BUYER’s Accounts Payable organization at the address below:

HANFORD TANK WASTE OPERATIONS & CLOSURE (H2C)

Attn: Accounts Payable Mail Stop: H1-40

P.O. Box 850 Richland, WA 99352

Email electronic invoices to: H2CAPINVOICES@rl.gov

B.	Invoice Payment Terms: The SUBCONTRACTOR shall prepare all invoices in a form satisfactory to and approved by the BUYER’s Authorized Procurement Representative. Except to the extent expressly stated elsewhere in this Subcontract, the invoice is payable thirty (30) calendar days after receipt by the BUYER of a properly marked and submitted invoice. Discounts are expected for earlier payments and shall be specifically incorporated in the Subcontract. All unit pricing and payments made shall be in United States dollars only, in the forms of cash, check or electronic transfer as may be agreed upon. Remittance will be made only to the remittance address on file for the SUBCONTRACTOR. Invoices from third parties or with different remittance instructions or addresses will not be processed. Invoices may be submitted electronically, if in an acceptable format. All invoice requirements still apply to electronic invoices.

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C.	Invoice Certification. Submittal of an invoice constitutes the SUBCONTRACTOR’s certification that materials, work and/or services have been delivered as specified on the invoice in accordance with the Subcontract. This invoice certification additionally represents that all invoiced hours and materials are true, accurate and correctly represent the invoiced costs to accomplish this Work on the Subcontract. Falsely invoicing costs may result in civil or criminal penalties as a violation of the Federal False Claims Act (31 USC 37296).

D.	Minimum Invoice Requirements: The invoice shall comply with following requirements:

●	Invoices must be submitted in a format that reconciles to the Subcontract’s Compensation (Billing) Schedule.

●	Each Subcontract, Subcontract Release, or Purchase Order Number shall be invoiced separately.

●	The invoice must clearly & legibly identify the SUBCONTRACTOR’s name and invoice number, as well as Subcontract, Subcontract Release, or Purchase Order Number.

●	Each invoice shall include the name and telephone number of the SUBCONTRACTOR’s representative available to respond to invoice questions.

●	Remittance will be made only to the remittance address on file for the SUBCONTRACTOR. Invoices from third parties or with different remittance instructions or addresses will not be processed.

●	Questions or requests for exceptions shall be addressed to the BUYER’s Authorized Procurement Representative administering the Subcontract.

●	Cash discounts will apply from the date a correct, properly supported invoice is received by the BUYER, or the date the goods are received, whichever is later.

●	The SUBCONTRACTOR must indicate the quantity, unit description, and unit price for each item listed on an invoice.

17.2	Rejection of Invoices

Any invoice submitted, which fails to comply with the terms of this Subcontract, including the requirements of form and documentation, may be returned to the SUBCONTRACTOR. Any costs associated with the resubmission of a proper invoice shall not be reimbursed by the BUYER. Final payment shall not relieve the SUBCONTRACTOR of any obligation under this Subcontract.

17.3	Withholding Invoice Payments

The BUYER may, at its sole discretion, withhold payment due to, but not limited to, the following reasons:

●	Substandard work or delays in the Work not corrected promptly.

●	Evidence that a claim has been or will be filed against the SUBCONTRACTOR.

●	Evidence that lower-tier Subcontractors have not been properly paid.

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●	Failure to provide accrual reports by the 16th of each month as specified in the Subcontract provisions.

●	Evidence that SUBCONTRACTOR has violated any Federal or state Applicable Law involving fraud, conflict of interest, bribery, or gratuities.

17.4	Right to Offset

The BUYER, without waiver or limitation of any rights or remedies of the BUYER, shall be entitled from time to time to deduct from any amounts due or owing by the BUYER to the SUBCONTRACTOR in connection with this Subcontract (or any other Subcontract with the BUYER), any and all amounts owed by the SUBCONTRACTOR to the BUYER or the Government in connection with this Subcontract.

17.5	Interest Payment

No interest is payable to the SUBCONTRACTOR for any claim it may have, except that specifically imposed by a court of competent jurisdiction on any judgment, and then only in accordance with the terms of the judgment.

17.6	Accruals

If the BUYER’s Authorized Procurement Representative requests accrual information, the SUBCONTRACTOR shall provide accruals monthly for the Subcontract’s complete performance period to the BUYER’s Accounts Payable organization. This shall be an estimate of the total billable cost from inception of the Subcontract through the current fiscal month end. The Fiscal Month Calendar can be accessed on the Hanford external web site. This information must be provided electronically between the 12th and the 16th of each month using the login information contained in the SUBCONTRACTOR’s confirmation email when the SUBCONTRACTOR completed its initial vendor registration with the BUYER, Accruals are submitted through the Vendor Registration System at Vendor Registration - Procurement and Materials Management. Click on the accruals tab at the top of the screen and enter the current cost for H2C from 2/24/25 for current fiscal month under the invoicing release reference number for the subcontract or release in the appropriate space. If you experience any technical difficulties, please contact us at H2C_Procurement@rl.gov. An alternative method is via email and must be submitted by the 16th of each month to the following address: AH2C@rl.gov.

SUBCONTRACTOR “Monthly Contract to Date Cost Estimate Form,” can be obtained at the following link:

https://www.hanford.gov/tocpmm/page.cfm/Forms

Accrual data must be provided for each Subcontract or Subcontract release until all SUBCONTRACTOR invoices are received and Work is complete.

17.7	Final Payment

The final invoice shall be clearly marked “FINAL PAYMENT” and submitted for reimbursement after completion and acceptance of Work by the BUYER and compliance by the SUBCONTRACTOR with all terms of this Subcontract. The final invoice shall be supported by all requested certifications and releases needed to close out the Subcontract including, but not limited to, the “Subcontractor Release of Claims.”

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If the Work has been completed in accordance with this Subcontract, final payment will be made in accordance with the terms of this Subcontract. Final Payment shall not relieve the SUBCONTRACTOR of any obligation under this Subcontract.

17.8	Allowability of Costs

The applicable subparts of FAR part 31, including FAR 31.2, Contracts with Commercial Organizations and FAR 31.205, Selected Costs, shall be used in the pricing of fixed-price Subcontracts and amendments to Subcontracts whenever (a) cost analysis is performed or (b)a fixed-price contract clause requires the determination or negotiation of costs. The Subcontractor shall be liable for any costs disallowed by Buyer or DOE or determined to be unallowable through any audit or evaluation in the full amount of the unallowable costs through back charge, offset or any other means available to the Buyer.

Notwithstanding anything to the contrary in this Subcontract, Final Payment shall not relieve the SUBCONTRACTOR of any obligation under this Subcontract of a continuing nature, to include, without limitation, SUBCONTRACTOR’s obligations under Articles 4.0, Warranty and 5.0, Indemnity.

ARTICLE 18.0 PAYMENTS AND TITLE

The SUBCONTRACTOR warrants full and unrestricted title to the Government for all items purchased under this Subcontract free and clear of any and all liens, restrictions, reservations, security interests, and encumbrances.

Excess items received that are of a nominal value shall be kept by the BUYER at no cost to the BUYER. All items received in excess of Subcontract requirements that are returned shall be returned at the SUBCONTRACTOR’s expense.

The BUYER is entitled to offset and/or deduct any amount owed to the SUBCONTRACTOR under this Subcontract for any amounts owed the BUYER under this Subcontract or any other Subcontract with the BUYER.

ARTICLE 19.0 COMPANY CONFIDENTIAL AND PROPRIETARY INFORMATION

The BUYER possesses information of a confidential and proprietary nature about businesses, products, services, and processes of the BUYER and the Government. This information, which relates to designs, technical experience, classified information, software, processing systems, databases, financial and other data, intellectual property including trade secrets, customers and vendors, personnel records, research, development, inventions, construction plans, manufacturing, engineering, accounting, bid data, sales and marketing including Subcontract terms, and any information generated pursuant to Work performed in accordance with the Subcontract (collectively, Company Confidential Information), constitutes a commercial asset of considerable value to the BUYER and the Government. The SUBCONTRACTOR shall use such Company Confidential Information only for the purpose of performing Work in accordance with the Subcontract and not disclose such Company Confidential Information to any other person (including the media for purposes of publicity), partnership, venture, firm, government, or corporation without the express written direction of the BUYER’s Authorized Procurement Representative or the Government, as appropriate. The SUBCONTRACTOR further shall make all reasonable efforts to require its employees and any others, including lower-tier Subcontractors, to maintain such Company Confidential Information in the strictest confidence.

Company Confidential Information shall not include the following:

●	Information that is acquired by the SUBCONTRACTOR from others who have no confidential commitment to the BUYER or the Government; or

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●	Information that is part of the public domain or becomes, without fault or participation of the SUBCONTRACTOR, part of the public domain, by publication or otherwise; or

●	Information that is in the SUBCONTRACTOR’s possession prior to the BUYER’s or the Government’s disclosure to it; or

●	Information that is developed independently by the SUBCONTRACTOR; or

Additionally, while retaining its status as Company Confidential Information, SUBCONTRACTOR shall not be penalized as a result of its release of Company Confidential Information to the extent such is required to be publicly disclosed under operation of law, provided the SUBCONTRACTOR provides at least a five (5) working day notice to the BUYER’s Authorized Procurement Representative, as appropriate, before disclosure.

All drawings, specifications, prints, financial and other data, and any other written or electronically encoded materials (collectively, ‘Documentation’) furnished by the BUYER and the Government to the SUBCONTRACTOR shall remain the BUYER’s property. In addition, all Documentation developed by the SUBCONTRACTOR in the performance of Work in accordance with the Subcontract shall become the BUYER’s property. Upon completion of Work, the SUBCONTRACTOR shall either destroy or return such Documentation and any other Company Confidential Information reduced to tangible or electronic form, including copies thereof, to the BUYER’s Authorized Procurement Representative unless the BUYER’s Authorized Procurement Representative consents to otherwise.

Nothing contained in the Subcontract, or in any disclaimer made by the BUYER or the Government, shall be construed to grant the SUBCONTRACTOR any license or other rights in or to disclosed Company Confidential Information or any patent, trademark, or copyright that has been or may be issued unless expressly conveyed by written agreement exclusive of the Subcontract.

In the event that Work performed by the SUBCONTRACTOR in accordance with the Subcontract involves the collection or generation of data on persons or associations, the SUBCONTRACTOR shall maintain strict confidentiality of records in accordance with the Privacy Act of 1974 (5 U.S.C. 552a), provisions of the Fair Credit Reporting Act (15 U.S.C. 1681), and applicable federal and state agency regulations. Violations of these statutes may result in criminal penalties.

ARTICLE 20.0 SUSTAINABLE ACQUISITION PRODUCTS AND SERVICES

In the performance of this Subcontract, the SUBCONTRACTOR shall specify, furnish, and use sustainable acquisition products and services (i.e., products and services with a lesser or reduced effect on human health and the environment), to the maximum possible extent consistent with the Subcontract requirements and the intended end use of the products or services. Information on sustainable acquisition products and services is available at: https://www.epa.gov/greenerproducts. In addition, if the Subcontract award exceeds the simplified acquisition threshold and has $100,000 of sustainable acquisitions, the SUBCONTRACTOR shall comply with DEAR 952.223-78, Sustainable Acquisition Program (Oct 2010), and when this Subcontract is for construction, alteration, or renovation of DOE facilities, DEAR 952.223-78 includes the Al I (Oct 2010).

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ARTICLE 21.0 LIABILITY

Limited Waiver of Consequential Damages. In no event shall either Party be liable to the other Party for consequential, special, incidental, punitive or like damages; provided, however, that the foregoing shall be inapplicable, and SUBCONTRACTOR will be liable to BUYER for, consequential, special, incidental, punitive or like damages to the extent either (i) arising from a SUBCONTRACTOR willful misconduct, lack of good faith, discrimination, retaliation, or violation of any Applicable Law involving fraud, conflict of interest, bribery or gratuities or (ii) BUYER is assessed the costs of the same by the Government or a third party.

No Warranty of Information. BUYER may provide SUBCONTRACTOR with documentation and information for use by SUBCONTRACTOR in its performance. Unless expressly provided otherwise in this Subcontract, such information is (i) non-contractual, (ii) provided solely for information, and (iii) provided “as is” and without warranty, expressed or implied, including, without limitation, implied warranties that the same is current, accurate or complete. Hence, if SUBCONTRACTOR uses such documentation or information, it should review the same in detail; any use of the information or documentation is at SUBCONTRACTOR’s own risk.

Risk of Loss. Risk of loss or damage to deliverables shall remain with SUBCONTRACTOR until delivery to BUYER. Title to deliverables shall pass to BUYER upon the first to occur of delivery to BUYER or payment for the same; provided, however, that the possession of title shall in no manner affect Seller’s risk of loss responsibility herein.

Force Majeure. Neither Party shall be responsible for schedules delays resulting from a circumstance beyond such Party’s control and absent its fault or negligence (a “Force Majeure Event”). Examples include (i) acts of God or of the public enemy, (ii) acts of the Government in either its sovereign or contractual capacity, (iii) fires, (iv) floods, (v) epidemics and pandemics, (vi) quarantine restrictions, (vii) strikes, (viii) freight embargoes, and (ix) unusually severe weather. In the event that a Force Majeure Event occurs, the declaring Party shall promptly notify the other Party in writing, providing the cause, steps taken to minimize the occurrence, and the estimated duration. The affected time to perform shall be extended for a period equitable under the circumstances. Any delivery delayed by Force Majeure over thirty (30) days will allow BUYER to cancel, without termination charges, except for work already performed.

Nonexclusive Remedies. The rights and remedies of BUYER set forth in this Subcontract are not exclusive and are in addition to any other rights and remedies available to it in law or in equity.

No Encumbrances. SUBCONTRACTOR agrees to deliver to BUYER the articles covered by this Subcontract free and clear of all liens, claims and encumbrances. Should any lien be filed against the property of BUYER or the Government, SUBCONTRACTOR shall, at its sole cost and expense, promptly discharge said lien by posting a bond or other security. SUBCONTRACTOR shall include this paragraph in all of its subcontracts.

No Third-Party Rights. Except as expressly provided otherwise within this Subcontract, no Subcontract provision is intended to be for the benefit of any third party, nor shall it be construed in such manner.

Independent Contractor. SUBCONTRACTOR shall be an independent contractor with respect to its work. Neither SUBCONTRACTOR nor its subcontractors, nor their respective employees are BUYER’s servants, employees, or agents.

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ARTICLE 22.0 SUPPLEMENTAL TERMS & CONDITIONS

In as much as Government funds are being used to make payment against this Subcontract, the following Federal Acquisition Regulations (FAR) and Department of Energy Acquisition Regulation (DEAR) clauses are hereby incorporated by reference into this Subcontract and shall apply as applicable; provided, however, that:

(a)	terms used to reference the Contract shall be read as, and shall mean, this Subcontract;

(b)	“Contractor” and other terms used to reference the Contractor shall be read as, and shall mean, SUBCONTRACTOR;

(c)	“Subcontractor” and other terms used to reference subcontractors of the Contractor shall be read as, and shall mean, lower-tier subcontractors to SUBCONTRACTOR;

(d)	“Subcontract” and other terms used to reference subcontracts placed by the Contractor shall be read as, and shall mean the agreements placed by SUBCONTRACTOR with its lower-tier subcontractors;

“Government,” “DOE,” “Contracting Officer,” and other terms used to reference Contractor’s customer shall be read as, and shall mean, BUYER and/or, as appropriate, BUYER’s Authorized Procurement Representative designated in the Subcontract, provided, however, that unless otherwise agreed the terms cited in this subparagraph (e) shall retain their original meaning where the provision or clause (i) pertains to, addresses or governs rights and obligations in property (real, personal or intellectual) although BUYER shall possess all right to utilize the Government’s property rights in its administration of the SUBCONTRACT, (ii) is the Nuclear Hazard Indemnity Agreement and/or a right, act, authorization or obligation can be granted or performed only by the Government, or (iii) the intent of the provision is to provide benefit or protection to the Government.

The text of the FAR and DEAR clauses may be obtained from the BUYER’s Authorized Procurement Representative upon request or by linking to the federal procurement regulations via the BUYER’s external web site or go to the link at: https://www.acquisition.gov/.

22.1 Federal Acquisition Regulation (48 CFR Chapter 1) Clauses and Department of Energy Acquisition Regulation (48 CFR Chapter 9) Clauses

The FAR and DEAR clauses below apply to this Subcontract.

A.	Provisions of the Federal Acquisition Regulations (FAR) and the Department of Energy Acquisition Regulation (DEAR) Incorporated by Reference

Applicable to all orders:

1.	FAR 52.203-19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (Jan 2017)

2.	FAR 52.204-9, Personal Identity Verification of Contractor Personnel (Jan 2011)

●	Applicable to Subcontracts where subcontract performance requires SUBCONTRACTOR to have routine physical access to a Federally-controlled facility and/or routine access to a Federally-controlled information system.

3.	FAR 52.204-10, Reporting Executive Compensation and First-Tier Subcontract Awards (Jun 2020)

●	Subparagraph (d)(2) does not apply. If SUBCONTRACTOR meets the thresholds specified in paragraphs (d)(3) and (g)(2) of the clause, SUBCONTRACTOR shall report required executive compensation by posting the information to the Government’s System for Award Management (SAM) database. All information posted will be available to the general public.

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4.	FAR 52.204-15, Service Contract Reporting Requirements for Indefinite Delivery Contracts (Oct 2016)

5.	FAR 52.204-21, Basic Safeguarding of Covered Contractor Information Systems (Jun 2016)

●	Applies unless SUBCONTRACTOR is furnishing commercially available off-the-shelf items.

6.	FAR 52.204-23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities (Jul 2018)

●	SUBCONTRACTOR shall provide BUYER Procurement Representative copies of any reports provided under this clause which relate to the performance of this Contract.

7.	FAR 52.204-25, Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment (Aug 2020)

●	Reports required by this clause will be made to BUYER.

8.	FAR 52.204-27 Prohibition on a ByteDance Covered Application (Jun 2023).

●	Applies unless an exception is granted in accordance with OMB Memorandum M-23-13.

9.	FAR 52.209-10, Prohibition on Contracting With Inverted Domestic Corporations (Nov 2015)

●	Substitute “BUYER” for “Government” or “United States” throughout this clause.

10.	FAR 52.215-21, Requirements for Certified Cost or Pricing Data and Data Other Than Certified Cost or Pricing Data—Modifications (Jun 2020) – Alt. III (Oct 1997)

●	Substitute “BUYER Procurement Representative” for “Contracting Officer” in in paragraphs (a)(1) and (b) of this clause.

11.	FAR 52.222-3, Convict Labor (Jun 2003)

12.	FAR 52.222-50, Combating Trafficking in Persons (Oct 2020)

●	In paragraph (e), insert “and BUYER” after “Government.”

13.	FAR 52.223-3, Hazardous Material Identification and Material Safety Data (Feb 2021) – Alt I (Jul 1995)

●	Applicable if the Subcontract will require the delivery of hazardous materials as defined in FAR 23.301.

●	Insert “and BUYER” after “Government” throughout this clause.

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14.	FAR 52.223-12, Maintenance, Service, Repair, or Disposal of Refrigeration Equipment and Air Conditioners (Jun 2016)

●	Applicable to Subcontracts that include the maintenance, service, repair, or disposal of (1) Refrigeration equipment, such as refrigerators, chillers, or freezers; or (2) Air conditioners, including air conditioning systems in motor vehicles.

15.	FAR 52.223-15, Energy Efficiency in Energy-Consuming Products (Jun 2020)

●	Applicable to Subcontracts when energy-consuming products listed in the ENERGY STAR® Program or FEMP will be-(a) Delivered;(b) Acquired by the SUBCONTRACTOR for use in performing services at a Federally-controlled facility; (c) Furnished by the SUBCONTRACTOR for use by the Government; or (d) Specified in the design of a building or work, or incorporated during its construction, renovation, or maintenance.

16.	FAR 52.223-20, Aerosols (Jun 2016)

●	Applicable to Subcontracts performed within the United States and its outlying areas for products that may contain high global warming potential hydrofluorocarbons as a propellant, or as a solvent; or that involve maintenance or repair of electronic or mechanical devices.

17.	FAR 52.223-21, Foams (Jun 2016)

●	Applicable to Subcontracts for (1) Products that may contain high global warming potential hydrofluorocarbons or refrigerant blends containing hydrofluorocarbons as a foam blowing agent, such as building foam insulation or appliance foam insulation; or (2) Construction of buildings or facilities

18.	FAR 52.224-1, Privacy Act Notification (Apr 1984)

●	Applicable when the design, development, or operation of a system of records on individuals is required to accomplish an agency function.

19.	FAR 52.224-2, Privacy Act (Apr 1984)

●	Applicable when the design, development, or operation of a system of records on individuals is required to accomplish an agency function.

20.	FAR 52.224-3, Privacy Act Training (Jan 2017).

●	Applicable in Subcontracts when SUBCONTRACTOR employees will (1) have access to a system of records; (2) create, collect, use, process, store, maintain, disseminate, disclose, dispose, or otherwise handle personally identifiable information; or (3) design, develop, maintain, or operate a system of records.

●	Insert “and BUYER” after “Contracting Officer”, throughout the clause.

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21.	FAR 52.225-1, Buy American – Supplies (Jan 2021)

●	Applicable as prescribed in FAR 25.1101(a)(1).

●	Substitute “BUYER Procurement Representative” for “Contracting Officer” the first time “Contracting Officer is mentioned in paragraph (c).

22.	FAR 52.225-13, Restrictions on Certain Foreign Purchases (Feb 2021).

23.	FAR 52.227-14, Rights in Data – General (May 2014) – Alt V (Dec 2007) (as modified by DEAR 927.409)

●	Applicable if it is contemplated that data will be produced, furnished, or acquired under the Subcontract, unless one of the exemptions at FAR 27.409(b)(1)(i) through (vii) applies.

24.	FAR 52.227-16, Additional Data Requirements (Jun 1987)

25.	FAR 52.232-40, Providing Accelerated Payments to Small Business Subcontractors (Dec 2013).

●	Applicable to all Subcontracts with small business concerns, including subcontracts with small business concerns for the acquisition of commercial products or commercial services.

26.	FAR 52.244-6, Subcontracts for Commercial Products and Commercial Services (JAN 2025) (DEVIATION FEB 2025)

●	All clauses listed in FAR 52.244-6 (c)(1) are incorporated by reference into this Subcontract. If any clause listed in section (c)(1) conflicts with the same clause appearing elsewhere in these Provisions, the version in section (c)(1) will take precedence.

27.	FAR 52.245-1, Government Property (Sep 2021).

●	Applicable where Government property that exceeds the simplified acquisition threshold, as defined in FAR 2.101, is furnished or where the SUBCONTRACTOR is directed to acquire property for use under the contract that is titled in the Government.

28.	FAR 52.245-9, Use and Charges (Apr 2012)

29.	FAR 52.247-63, Preference for U.S.-Flag Air Carriers (June 2003)

30.	FAR 52.247-68, Report of Shipment (REPSHIP) (Feb 2006)

●	Applicable when SUBCONTRACTOR is to ship supplies directly to the government.

31.	DEAR 952.203-70, Whistleblower Protection for Contractor Employees (Dec 2000)

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32.	DEAR 952.204-2, Security Requirements (Aug 2016)

●	Applicable to all Subcontracts that require subcontractor employees to possess access authorizations and replaces FAR 52.204-2.

33.	DEAR 952.204-70, Classification/Declassification (Sep 1997)

●	Applies if this Contract involves classified information.

34.	DEAR 952.204-77, Computer Security (Aug 2006)

●	Applies if SUBCONTRACTOR will have access to computers owned, leased or operated on behalf of the DOE.

35.	DEAR 952.208-70, Printing (Apr 1984)

36.	DEAR 952.217-70, Acquisition of Real Property (Mar 2011)

●	Applies if SUBCONTACTOR acquires or proposes to acquire use of real property by:

(1) Purchase, on the Government’s behalf or in the SUBCONTRACTOR’s own name, with title eventually vesting in the Government;
(2) Lease for which the Department of Energy will reimburse, directly or indirectly, the incurred costs as a reimbursable contract cost; or
(3) Acquisition of temporary interest through easement, license or permit, and the Government, whether directly or indirectly, funds the entire cost of the temporary interest.

37.	DEAR 952.223-72, Radiation Protection and Nuclear Criticality (Apr 1984)

38.	DEAR 952.223-75, Preservation of Individual Occupational Radiation Exposure Records (Apr 1984)

39.	DEAR 952.225-70, Subcontracting for Nuclear Hot Cell Services (Mar 1993)

●	Applies to Subcontracts involving nuclear hot cell services however this clause does not flow down to second-tier subcontracts.

40.	DEAR 952.225-71, Compliance with Export Control Laws and Regulations (Nov 2015)

41.	DEAR 952.247-70, Foreign Travel (Jun 2010)

●	Applies when foreign travel is necessary in performance of the Subcontract.

42.	DEAR 952.250-70, Nuclear Hazards Indemnity Agreement (Aug 2016)

●	Applies if this Subcontract involves the risk of public liability, as defined by the Atomic Energy Act and described in paragraph (d)(2).

●	This clause is not applicable if SELLER is subject to Nuclear Regulatory Commission (NRC) financial protection requirements or NRC agreements of indemnification.

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43.	DEAR 970.5227-1, Rights in Data – Facilities (Dec 2000)

●	Applies to Subcontracts, including subcontracts for related support services, involving the design or operation of any plants or facilities or specially designed equipment for such plants or facilities that are managed or operated under its contract with DOE.

Applicable to all orders over $2,500:

44.	FAR 52.222-41, Service Contract Labor Standards (Aug 2018).

45.	FAR 52.222-42, Statement of Equivalent Rates for Federal Hires (May 2014)

●	Applies if this Subcontract is for services subject to the Service Contract Act.

46.	FAR 52.222-55, Minimum Wages Under Executive Order 13658 (Nov 2020)

●	Applicable if this Subcontract is for services subject to the Service Contract Act and only where work is to be performed, in whole or in part, in the United States.

●	“Contracting Officer” means BUYER Procurement Representative.

47.	FAR 52.222-62, Paid Sick Leave Under Executive Order 13706 (Jan 2017)

48.	FAR 52.223-18, Encouraging Contractors Policies to Ban Text Messaging While Driving (Aug 2011)

Applicable to all orders over $10,000:

49.	FAR 52.222-19, Child Labor – Cooperation with Authorities and Remedies (Jan 2020)

●	Applicable to all Subcontracts for the acquisition of supplies

50.	FAR 52.222-40, Notification of Employee Rights Under the National Labor Relations Act (Dec 2010).

●	If Subcontractor is an international contractor, this clause applies only if Work under the Subcontract will be performed in the United States or Subcontractor is recruiting employees in the United States to Work on the Subcontract.

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Applicable to all orders over $15,000:

51.	FAR 52.222-36, Equal Opportunity for Workers With Disabilities (Jun 2020)

●	Applies if this Subcontract is valued at or above $15,000 on the date of this Subcontract.

●	If Subcontractor is an international contractor, this clause applies only if Work under the Subcontract will be performed in the United States or Subcontractor is recruiting employees in the United States to Work on the Subcontract.

Applicable to all orders over $150,000:

52.	FAR 52.203-12, Limitation on Payments to Influence Certain Federal Transactions (Jun 2020).

53.	FAR 52.203-17, Contractor Employee Whistleblower Rights and Requirement to Inform Employees of Whistleblower Rights (Jun 2020)

54.	FAR 52.222-35, Equal Opportunity for Veterans (Jun 2020).

●	Applies if this Subcontract is valued at or above $150,000 on the date of this Subcontract.

●	If Subcontractor is an international contractor, this clause applies only if Work under the Subcontract will be performed in the United States or Subcontractor is recruiting employees in the United States to Work on the Subcontract.

55.	FAR 52.222-37, Employment Reports on Veterans (Jun 2020).

●	Applies if this Subcontract is valued at or above $150,000 on the date of this Subcontract.

●	If Subcontractor is an international contractor, this clause applies only if Work under the Subcontract will be performed in the United States or Subcontractor is recruiting employees in the United States to Work on the Subcontract.

Applicable to all orders over $250,000:

56.	FAR 52.203-3, Gratuities (Apr 1984)

57.	FAR 52.203-6, Restrictions on Subcontractor Sales to the Government (Jun 2020)

58.	FAR 52.219-8, Utilization of Small Business Concerns (Oct 2018).

●	If Subcontractor is an international contractor, this clause applies only if Work under the Subcontract will be performed in the United States or Subcontractor is recruiting employees in the United States to Work on the Subcontract.

59.	FAR 52.222-43, Fair Labor Standards Act and Service Contract Labor Standards - Price Adjustment (Multiple Year And Option Contracts) (Aug 2018)

●	Applies when the Subcontract is (1) a fixed-price, time-and-materials, or labor-hour type service subcontract containing the clause at 52.222-41, Service Contract Labor Standards, and (2) is a multiple year contract or is a contract with options to renew which exceeds the simplified acquisition threshold.

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60.	FAR 52.222-44, Fair Labor Standards Act and Service Contract Labor Standards - Price Adjustment (May 2014)

●	Applies when the Subcontract is (1) a fixed-price, time-and-materials, or labor-hour service contract containing the clause at 52.222-41, Service Contract Labor Standards, (2) exceeds the simplified acquisition threshold, and (3) is not a multiple year contract or is not a contract with options to renew. The clause may be used in contracts that do not exceed the simplified acquisition threshold.

61.	FAR 52.227-1, Authorization and Consent (Jun 2020)

62.	FAR 52.227-2, Notice and Assistance Regarding Patent and Copyright Infringement (Jun 2020)

63.	DEAR 952.209-72, Organizational Conflicts of Interest (Aug 2009) – Alt. I (Feb 2011)

●	Applies to Subcontracts involving the performance of advisory and assistance services as that term is defined at 48 CFR 2.101.

●	Insert “zero” in paragraph (b)(1)(i)

Applicable to all orders over $800,000:

64.	FAR 52.242-3, Penalties for Unallowable Costs (Sept 2021)

●	Not applicable to fixed-price Subcontracts without cost incentives or any firm-fixed-price Subcontract for the purchase of commercial products or commercial services.

Applicable to all orders over $5,500,000:

65.	FAR 52.203-13, Contractor Code of Business Ethics and Conduct (Jun 2020).

●	Applicable if the performance period is 120-days or more.

B.	BUYER Prime Contract Provisions Incorporated in Full Text (parties substituted)

H.26	DOE-H-2019 Disposition of Intellectual Property – Failure to Complete Contract Performance (Jul 2018)

The following provisions shall apply in the event the SUBCONTRACTOR does not complete Subcontract performance for any reason:

(a)	The BUYER or the Government may take possession of and use all technical data, including limited rights data, restricted computer software, and data and software obtained from subcontractors, licensors, and licensees, necessary to complete the work in conformance with this Subcontract, including the right to use the data in any Government solicitations for the completion of the work contemplated under this Subcontract.

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Technical data includes, but is not limited to, specifications, designs, drawings, operational manuals, flowcharts, software, databases and any other information necessary for of the completion of the work under this Subcontract. Limited rights data and restricted computer software will be protected in accordance with the provisions of the Section I clause DEAR 970.5227-1 Rights in Data- Facilities of the BUYER’S Contract with the Government. The SUBCONTRACTOR shall ensure that its lower-tier subcontractors and licensors make similar rights available to the BUYER, Government and its contractors.

(b)	The SUBCONTRACTOR agrees to and does hereby grant to the BUYER and Government an irrevocable, non-exclusive, paid-up license in and to any inventions or discoveries regardless of when conceived or actually reduced to practice by the SUBCONTRACTOR, and any other intellectual property, including technical data, which are owned or controlled by the SUBCONTRACTOR, at any time through completion of this Subcontract and which are incorporated or embodied in the construction of the facilities or which are utilized in the operation or remediation of the facilities or which cover articles, materials or products manufactured at a facility: (1) to practice or to have practiced by or for the BUYER or the Government at the facility; and (2) to transfer such license with the transfer of that facility. The acceptance or exercise by the BUYER or the Government of the aforesaid rights and license shall not prevent the BUYER or Government at any time from contesting the enforceability, validity or scope of, or title to, any rights or patents or other intellectual property herein licensed.

(c)	In addition, the SUBCONTRACTOR will take all necessary steps to assign permits, authorizations, leases, and licenses in any third party intellectual property to the BUYER or the Government, or such other third party as the BUYER or the Government may designate, that are necessary for the completion of the work contemplated under this Subcontract.

(End of Clause)

H.27	DOE-H-2021 Work Stoppage and Shutdown Authorization (Oct 2014) (Revised)

(a)	Imminent Health and Safety Hazard is a given condition or situation which, if not immediately corrected, could result in serious injury or death, including exposure to radiation and toxic/hazardous chemicals. Imminent Danger in relation to the facility safety envelope is a condition, situation, or proposed activity which, if not terminated, could cause, prevent mitigation of, or seriously increase the risk of (1) nuclear criticality, (2) radiation exposure, (3) fire/explosion, and/or (4) toxic hazardous chemical exposure.

(b)	Work Stoppage. In the event of an Imminent Health and Safety Hazard, an activity that could adversely affect the safe operation of, or could cause serious damage to the facility if allowed to continue, or an action that could result in the release of radiological or chemical hazards to the environment in excess of regulatory limits, identified by facility line management or operators or facility health and safety personnel overseeing facility operations, or other individuals, the individual or group identifying the imminent hazard situation shall immediately take actions to eliminate or mitigate the hazard (e.g., directing the operator/implementer of the activity or process causing the imminent hazard to stop work, initiating emergency response actions or other actions) to protect the health and safety of the workers and the public, and to protect DOE facilities and the environment. In the event an Imminent Health and Safety Hazard is identified, the individual or group identifying the hazard should coordinate with an appropriate SUBCONTRACTOR official, who will direct the shutdown or other actions, as required. Such mitigating action(s) should subsequently be coordinated with the BUYER, DOE, and SUBCONTRACTOR management. The suspension or stop-work order should be promptly confirmed in writing by the BUYER’s Authorized Procurement Representative.

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(c)	Shutdown. In the event of an imminent danger in relation to the facility safety envelope or a non-Imminent Health and Safety Hazard identified by facility line managers, facility operators, health and safety personnel overseeing facility operations, or other individuals, the individual or group identifying the potential health and safety hazard may recommend facility shutdown in addition to any immediate actions needed to mitigate the situation. However, the recommendation must be coordinated with Subcontractor management, BUYER management and the DOE Site Manager. Any written directions to suspend operations shall be issued by the BUYER’s Authorized Procurement Representative.

(d)	This clause flows down to all lower tier subcontractors at all tiers. (End of Clause)

H.39	DOE-H-2063 Confidentiality of Information (Oct 2014) (Revised)

(a)	Performance of work under this Subcontract may result in the Subcontractor having access to Controlled Unclassified Information (CUI), including Official Use Only (OUO) information, via written or electronic documents, or by virtue of having access to DOE’s electronic or other systems. Such CUI includes personally identifiable information (such as social security account numbers) or proprietary business, technical, or financial information belonging to the BUYER or the Government or other companies or organizations. The Subcontractor shall treat this information as confidential and agrees not to use this information for its own purposes, or to disclose the information to third parties, unless specifically authorized to do so in writing by the Authorized Procurement Representative.

(b)	The restrictions set out in paragraph (a) above, however, do not apply to:

(1)	Information which, at the time of receipt by the Subcontractor, is in the public domain;

(2)	Information which, subsequent to receipt by the Subcontractor, becomes part of the public domain through no fault or action of the Subcontractor;

(3)	Information which the Subcontractor can demonstrate was previously in its possession and was not acquired directly or indirectly as a result of access obtained by performing work under this Subcontract;

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(4)	Information which the Subcontractor can demonstrate was received from a third party who did not require the Subcontractor to hold it in confidence; or

(5)	Information which is subject to release under applicable law.

(c)	The Subcontractor shall obtain a written agreement from each of its employees who are granted access to, or furnished with, confidential information, whereby the employee agrees that he or she will not discuss, divulge, or disclose any such information to any person or entity except those persons within the Subcontractor’s organization directly concerned with the performance of the Subcontract. The agreement shall be in a form satisfactory to the Authorized Procurement Representative.

(d)	Upon request of the Authorized Procurement Representative, the Subcontractor agrees to execute an agreement with any party which provides CUI to the Subcontractor pursuant to this Subcontract, or whose facilities the Subcontractor is given access to that restrict use and disclosure of CUI obtained by the Subcontractor. A copy of the agreement, which shall include all material aspects of this clause, shall be provided to the Authorized Procurement Representative for approval.

(e)	Upon request of the Authorized Procurement Representative, the Subcontractor shall supply the BUYER or the Government with reports itemizing the confidential or proprietary information it receives under this Subcontract and identify the source (company, companies or other organizations) of the information.

(f)	The Subcontractor agrees to flow down this clause to all subcontracts issued under this Subcontract.

(End of Clause)

H.40	DOE-H-2064 Use of Information Technology Equipment, Software, and Third Party Services - Alternate I (Oct 2014)

(a)	Acquisition of Information Technology. The BUYER or the Government may provide information technology equipment, existing computer software (as described in 48 CFR 27.405), and third party services for the Subcontractor’s use in the performance of the Subcontract; and the Authorized Procurement Representative may provide guidance to the Subcontractor regarding usage of such equipment, software, and third party services. The Subcontractor is not authorized to acquire (lease or purchase) information technology equipment, existing computer software, or third party services at the BUYER’s or the Government’s direct expense without prior written approval of the Authorized Procurement Representative. Should the Subcontractor propose to acquire information technology equipment, existing computer software, or third party services, the Subcontractor shall provide to the Authorized Procurement Representative justification for the need, including a complete description of the equipment, software or third party service to be acquired, and a lease versus purchase analysis if appropriate.

(b)	The Subcontractor shall immediately provide written notice to the Authorized Procurement Representative’s Representative when an employee of the Subcontractor no longer requires access to the BUYER or the Government information technology systems.

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(c)	The Subcontractor shall not violate any software licensing agreement or cause the BUYER or the Government to violate any licensing agreement.

(d)	The Subcontractor agrees that its employees will not use, copy, disclose, modify, or reverse engineer existing computer software provided to it by the BUYER or the Government except as permitted by the license agreement or any other terms and conditions under which the software is made available to the Subcontractor.

(e)	If at any time during the performance of this Subcontract the Subcontractor has reason to believe that its utilization of BUYER or the Government furnished existing computer software may involve or result in a violation of the software licensing agreement, the Subcontractor shall promptly notify the Authorized Procurement Representative, in writing, of the pertinent facts and circumstances. Pending direction from the Authorized Procurement Representative, the Subcontractor shall continue performance of the work required under this Subcontract without utilizing the software.

(f)	The Subcontractor agrees to include the requirements of this clause in all subcontracts at any tier.

(g)	The Subcontractor shall comply with the requirements of those DOE directives, or parts thereof, identified in Section J, Attachment J-2, Requirement Sources and Implementing Documents, in implementing the requirements of this clause. The Authorized Procurement Representative may, at any time, unilaterally amend this clause in order to add, modify or delete specific requirements.

(End of Clause)

H.44	DOE-H-2071 Department of Energy Directives (Oct 2014)

(a)	In performing work under this Subcontract, the SUBCONTRACTOR shall comply with the requirements of those Department of Energy (DOE) directives, or parts that the BUYER may direct SUBCONTRACTOR to comply with via specific reference in the Subcontract award of via modification.

(End of Clause)

H.48	DOE-H-2080 Agreement Regarding Workplace Substance Abuse Programs at DOE Sites (Apr 2018)

(a)	Program implementation. The Subcontractor shall, consistent with 10 CFR part 707, Workplace Substance Abuse Programs at DOE Sites, incorporated herein by reference with full force and effect, develop, implement, and maintain a Workplace Substance Abuse Program.

(b)	Remedies. In addition to any other remedies available to the BUYER or the Government, the Subcontractor’s failure to comply with the requirements of 10 CFR part 707 or to perform in a manner consistent with its approved program may render the Subcontractor subject to: the suspension of Subcontract payments, or, where applicable, a reduction in fee; termination for default; and suspension or debarment.

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(c)	Subcontracts.

(1)	The Subcontractor agrees to notify the Authorized Procurement Representative reasonably in advance of, but not later than 30 days prior to, the award of any subcontract the Subcontractor believes may be subject to the requirements of 10 CFR part 707, unless the Authorized Procurement Representative agrees to a different date.

(2)	The Subcontractor shall require all subcontracts subject to the provisions of 10 CFR part 707 to agree to develop and implement a workplace substance abuse program that complies with the requirements of 10 CFR part 707, Workplace Substance Abuse Programs at DOE Sites, as a condition for award of the subcontract. The Subcontractor shall review and approve each subcontractor’s program and shall periodically monitor each subcontractor’s implementation of the program for effectiveness and compliance with 10 CFR part 707.

(3)	The Subcontractor agrees to include, and require the inclusion of, the requirements of this clause in all subcontracts, at any tier, that are subject to the provisions of 10 CFR part 707.

(End of Clause)

H.57	Laws, Regulations, and DOE Directives

(a)	In performing work under this Subcontract, the SUBCONTRACTOR shall comply with the requirements of applicable Federal, State, and local laws and regulations (including DOE regulations), unless relief has been granted in writing by the appropriate regulatory agency. Section J, Attachment J-2, List A, Applicable Federal, State and Local Regulations, of the BUYER’s Prime Contract is provided for information purposes and can be found here: ITDC Conformed Master Contract - Hanford Site. Omission of any applicable law or regulation from the Subcontract does not affect the obligation of the SUBCONTRACTOR to comply with such law or regulation pursuant to this paragraph.

(b)	In performing work under this Subcontract, the SUBCONTRACTOR shall comply with the requirements of those Department of Energy directives, or parts thereof, identified in the BUYER’s Prime Contract List of Applicable Directives (List B) found here ITDC Conformed Master Contract - Hanford Site, until such time as the Authorized Procurement Representative approves the substitution of an alternative procedure, standard, system of oversight, or assessment mechanism.

(c)	Except as otherwise directed by the Authorized Procurement Representative, the Subcontractor shall procure all necessary permits or licenses required for the performance of work under this Subcontract.

(d)	Regardless of the performer of the work, the Subcontractor is responsible for compliance with the requirements of this Clause. The Subcontractor is responsible for flowing down the requirements of this clause to subcontracts at any tier to the extent necessary to ensure the Subcontractor’s compliance with the requirements.

(End of Clause)

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H.65	Shipment Notification

(a)	The Subcontractor and/or lower tier Subcontractors shall notify Energy Northwest 7 days in advance: 1) of any movement of “common” explosives over 1,800 pounds excluding small arms ammunitions or classified shipments within 5 miles of Energy Northwest; and/or 2) of any railroad shipment from/to Hanford north of the rail spur to the Fast Flux Test Facility.

(b)	For EM radioactive material/waste shipments by motor carrier and/or rail, the additional security measures described below shall be implemented. Documentation that the security measures were performed shall be maintained with the shipping papers.

(1)	Additional Security Measures to be Implemented for Motor Carriers transporting Radioactive Material/Waste Shipments:

(i)	Verify and document that site security plans require drivers entering the facility for loading/unloading of shipments to sign in at the security gate and be escorted to the loading/unloading location unless a security badge has been issued.

(ii)	Verify and document the name of the drivers who will be entering DOE facilities to pick up shipments to be used for commercial shipments are on the list provided by the motor carrier.

(iii)	Verify and document the motor carriers to be used have provided documentation that all drivers meet the personal security requirements addressed in the U.S. Department of Transportation’s Security Sensitive Visits.

(iv)	Obtain copies of documentation from the carriers that all drivers are citizens of the United States.

(v)	Verify the drivers have a Commercial Driver’s License, with proper hazardous materials endorsements, and attach a copy to the shipment documentation to be kept on file for each shipment.

(vi)	Verify and document the carriers utilize satellite tracking and/or maintain cellular telephone contact with the driver, including the requirement that the driver must contact carrier dispatch at regular intervals.

(vii)	Require security staff to perform and document per-loading equipment inspections to avoid explosive and other devices as detailed in Measure 18 of CRD Notice 473.9 (Supplemented Rev. 0), Security Conditions.

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NOTE: DOE Notice, Measure 18. Implement screening procedures for other deliveries at designated inspection points to identify explosives and incendiary devices. Use K-9 teams for inspections, when available.

Instruct site personnel to report suspicious packages to Security and refrain from handling them until cleared by appropriate authority.

(viii)	Provide the drivers a briefing and a copy of written instructions regarding en route shipment security measures to be taken. Ensure the drivers can read and understand the instructions provided and have the driver sign a copy of the instructions. Attach signed and dated copy of the instructions to the shipment documentation to be kept on file.

(ix)	Request consignee notification of receipt of shipments.

(2)	Additional Security Measures to be Implemented for Rail Carriers transporting Radioactive Material/Waste Shipments:

(i)	Obtain a copy of the rail carrier’s security plan. Ensure the plan identifies communications links, frequency of communication, and points of contact information for security-related emergencies.

(ii)	Implement a mechanism to be notified by the carrier should cars/train encounter any unexpected occurrences en route. Ensure the rail carrier has access to the information.

(iii)	Require security staff to perform and document pre-loading equipment inspections to avoid explosives and other as detailed in Measure 18 of CRD Notice 473.9 (Supplemented Rev. 0), Security Conditions.

NOTE: DOE Notice, Measure 18. Implement screening procedures for other deliveries at designated inspection points to identify explosives and incendiary devices. Use K-9 teams for inspections, when available.

Instruct site personnel to report suspicious packages to Security and refrain from handling them until cleared by appropriate authority.

(iv)	Verify and document the rail carrier has a communication system (through central dispatch consignee notification of arrival cars/trains.

(v)	Request consignee notification of arrival of cars/trains.

(End of Clause)

H.66	Emergency Response

(a)	The BUYER with concurrence of the DOE Manager (except for Security emergencies then the DOE Manager makes the emergency determination) shall determine when an emergency situation may exist and notify the appropriate emergency response organization. In the event of an emergency, the DOE Manager of the affected site will have the authority to direct any and all activities of the BUYER’s, Subcontractors, and lower tier subcontractors necessary to resolve the emergency situation. Upon termination of the emergency event, the Subcontractor shall perform recovery actions as appropriate.

(b)	The Subcontractor shall include this Clause in all subcontracts, at any tier, for work performed in support of the on-site work under this Subcontract.

(End of Clause)

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